EX-2.1

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

CHESAPEAKE CORPORATION

AND

INLAND PAPERBOARD AND PACKAGING, INC.

April 5, 2001

TABLE OF CONTENTS

RECITALS 1

ARTICLE I DEFINITIONS

Section 1.1. Accounts Receivable.

Section 1.2. Affiliate.

Section 1.3. Agreement.

Section 1.4. Asset Transfers.

Section 1.5. Business Day.

Section 1.6. Buyer.

Section 1.7. Buyer’s Closing Certificate.

Section 1.8. Buyer’s Secretary’s Certificate.

Section 1.9. Capitol Packaging.

Section 1.10. Chesapeake Packaging.

Section 1.11. Closing.

Section 1.12. Closing Date.

Section 1.13. COBRA.

Section 1.14. Code.

Section 1.15. Company or Companies.

Section 1.16. Company Employees.

Section 1.17. Contracts.

Section 1.18. Effective Time of Closing.

Section 1.19. Employee Benefit Plans.

Section 1.20. Equipment.

Section 1.21. ERISA.

Section 1.22. ERISA Affiliate.

Section 1.23. ERISA Affiliate Plan.

Section 1.24. Excluded Assets.

Section 1.25. Excluded Intangibles.

Section 1.26. Excluded Liabilities.

Section 1.27. Final Purchase Price.

Section 1.28. Final Statement of Working Capital.

Section 1.29. Final Working Capital.

Section 1.30. GAAP.

Section 1.31. HSR Act.

Section 1.32. Income Tax or Taxes.

Section 1.33. Income Tax Return.

Section 1.34. Initial Purchase Price.

Section 1.35. Initial Statement of Working Capital.

Section 1.36. Initial Working Capital.

Section 1.37. Intangible Assets.

Section 1.38. Inventory.

Section 1.39. IRS.

Section 1.40. Knowledge of Seller.

Section 1.41. Law.

Section 1.42. Liens.

Section 1.43. Liens to be Released Prior to Closing.

Section 1.44. Material Adverse Effect.

Section 1.45. Opinion of Buyer’s Counsel.

Section 1.46. Opinion of Seller’s and the Companies’ Counsel.

Section 1.47. Other Tax or Taxes.

Section 1.48. Other Tax Return.

Section 1.49. Paper Supply Agreement.

Section 1.50. PBGC.

Section 1.51. Pension Plans.

Section 1.52. Permits.

Section 1.53. Permitted Liens.

Section 1.54. Person.

Section 1.55. Real Property.

Section 1.56. Seller.

Section 1.57. Seller’s Closing Certificate.

Section 1.58. Seller’s Secretary’s Certificate.

Section 1.59. Special Accounting Principles.

Section 1.60. Stock.

Section 1.61. Tax or Taxes.

Section 1.62. Tax Return.

Section 1.63. Transition Agreement.

Section 1.64. WARN.

Section 1.65. Welfare Plans.

ARTICLE II PRE-CLOSING ASSET AND LIABILITY TRANSFERS; PURCHASE AND SALE OF STOCK

Section 2.1. Certain Actions to be Taken Prior to Closing.

Section 2.2. Purchase and Sale; Payment of Initial Purchase Price.

Section 2.3. Final Statement of Working Capital; Settlement of Final Purchase Price.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1. Organization of Seller.

Section 3.2. Authorization; Enforceability.

Section 3.3. No Violation or Conflict by Seller.

Section 3.4. Title to Stock.

Section 3.5. Organization and Authority of the Companies.

Section 3.6. Capitalization of the Companies.

Section 3.7. Consents and Approvals; No Violation or Conflict by the Companies.

Section 3.8. Title to and Sufficiency of Assets.

Section 3.9. Real Property.

Section 3.10. Condition of Equipment.

Section 3.11. Intangible Assets.

Section 3.12. Contracts.

Section 3.13. No Litigation.

Section 3.14. December Balance Sheet.

Section 3.15. Taxes.

Section 3.16. Employee Benefit Plans.

Section 3.17. Labor Matters.

Section 3.18. Compliance with Law.

Section 3.19. Environmental Matters.

Section 3.20. Related Party Transactions.

Section 3.21. No Adverse Change.

Section 3.22. No Broker.

Section 3.23. Accounts Receivable.

Section 3.24. Inventory.

Section 3.25. Certain Payments.

Section 3.26. Books and Records.

Section 3.27. Insurance.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.1. Organization of Buyer.

Section 4.2. Authorization; Enforceability.

Section 4.3. No Violation or Conflict.

Section 4.4. No Broker.

Section 4.5. Purchase for Investment.

Section 4.6. Financing.

ARTICLE V CERTAIN MATTERS PENDING THE CLOSING

Section 5.1. Carry on in Regular Course.

Section 5.2. Indebtedness.

Section 5.3. Issuance of Stock; Dividends; Fundamental Changes.

Section 5.4. Compensation.

Section 5.5. Compliance with Law.

Section 5.6. Access.

Section 5.7. Cooperation.

Section 5.8. Publicity.

Section 5.9. Confidentiality.

Section 5.10 Environmental Due Diligence.

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

Section 6.1. Compliance with Agreement.

Section 6.2. Proceedings and Instruments Satisfactory.

Section 6.3. No Litigation.

Section 6.4. Representations and Warranties.

Section 6.5. Antitrust Filings.

Section 6.6. Consents.

Section 6.7. Deliveries at Closing.

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

Section 7.1. Compliance with Agreement.

Section 7.2. Proceedings and Instruments Satisfactory.

Section 7.3. No Litigation.

Section 7.4. Representations and Warranties.

Section 7.5. Antitrust Filings.

Section 7.6. Deliveries at Closing.

ARTICLE VIII INDEMNIFICATION AND ADDITIONAL COVENANTS

Section 8.1. Seller’s Indemnity.

Section 8.2. Buyer’s Indemnity.

Section 8.3. Employee Benefit Matters.

Section 8.4. Employee Matters.

Section 8.5. Income Tax Matters.

Section 8.6. Indemnity Amounts to be Computed on After-Tax Basis.

Section 8.7. Records.

Section 8.8. No Use of Excluded Intangibles.

Section 8.9. Cooperation in Third-Party Proceedings.

Section 8.10. Further Assurances.

Section 8.11. Paper Supply Agreement.

ARTICLE IX TERMINATION

Section 9.1. Termination.

Section 9.2. Rights on Termination; Waiver.

ARTICLE X MISCELLANEOUS

Section 10.1. Entire Agreement; Amendment; No Waiver.

Section 10.2. Expenses.

Section 10.3. Governing Law.

Section 10.4. Assignment.

Section 10.5. Notices.

Section 10.6. Counterparts; Headings.

Section 10.7. Interpretation.

Section 10.8. Severability.

Section 10.9. Specific Performance.

Section 10.10. No Reliance.

EXHIBITS

Exhibit 1.7 Buyer’s Closing Certificate

Exhibit 1.25 Excluded Intangibles

Exhibit 1.35 Initial Statement of Working Capital

Exhibit 1.37 Intangible Assets

Exhibit 1.40 Knowledge of Seller

Exhibit 1.45 Opinion of Buyer’s Counsel

Exhibit 1.46 Opinion of Seller’s and the Companies’ Counsel

Exhibit 1.52 Permits

Exhibit 1.53 Permitted Liens

Exhibit 1.55 Real Property

Exhibit 1.57 Seller’s Closing Certificate

Exhibit 1.59 Special Accounting Principles

Exhibit 1.63 Form of Transition Agreement

Exhibit 2.1((a))-1 Excluded Assets

Exhibit 2.1((a))-2 Excluded Liabilities

Exhibit 2.1((a))-3 Assignment and Assumption Agreement

Exhibit 2.1((c)) Liens to be Released Prior to Closing

Exhibit 3.3 Seller Required Consents

Exhibit 3.5 Companies Foreign Qualifications

Exhibit 3.7 Companies Required Consents

Exhibit 3.12 Contracts

Exhibit 3.13 Companies Litigation

Exhibit 3.15 Taxes

Exhibit 3.16 Employee Benefit Plans and Employment Agreements

Exhibit 3.17 Labor Matters

Exhibit 3.19 Known Environmental Matters

Exhibit 3.20 Affiliated Transactions

Exhibit 3.21 Companies Adverse Changes

Exhibit 3.26 Books and Records

Exhibit 4.3 Buyer Required Consents

Exhibit 5.10 Environmental Due Diligence

Exhibit 8.3((a)) Binghamton Plan Benefit - Actuarial Assumptions and Methods

Exhibit 8.3((b)) Hourly Plan Spinoff Amount - Actuarial Assumptions and Methods

Exhibit 8.3(c) Louisville Plan Benefit - Actuarial Assumptions and Methods

Exhibit 8.3((d)) Salaried Plan Spinoff Amount - Actuarial Assumptions and Methods

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, made as of the 5th day of April 2001, by and among CHESAPEAKE CORPORATION, a Virginia corporation and INLAND PAPERBOARD AND PACKAGING, INC., a Delaware corporation.

RECITALS

WHEREAS, Seller owns the Stock, which constitutes all of the issued and outstanding capital stock of the Companies;

WHEREAS, Seller desires to sell the Stock to Buyer and Buyer desires to purchase the Stock from Seller.

NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is hereby agreed that:

  ARTICLE I
  DEFINITIONS

  When used in this Agreement and the above Recitals, the following terms shall have the meanings specified:

    Section 1.1.Accounts Receivable.

    "Accounts Receivable" shall mean all accounts receivable and associated rights owned by the Companies.

    Section 1.2.Affiliate.

    "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.

    Section 1.3.Agreement.

    "Agreement" shall mean this Stock Purchase Agreement, together with the Exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

    Section 1.4.Asset Transfers.

    "Asset Transfers" shall mean the distribution of assets by the Companies to Seller or Seller’s Affiliates pursuant to Section 2.1((a)) hereof.

    Section 1.5.Business Day.

    "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in Richmond, Virginia, Chicago, Illinois, or New York, New York, are generally authorized to close.

    Section 1.6.Buyer.

    "Buyer" shall mean Inland Paperboard and Packaging, Inc., a Delaware corporation.

    Section 1.7.Buyer’s Closing Certificate.

    "Buyer’s Closing Certificate" shall mean the certificate of Buyer in the form of Exhibit 1.7 attached hereto.

    Section 1.8.Buyer’s Secretary’s Certificate.

    "Buyer’s Secretary’s Certificate" shall mean a secretary’s certificate of Buyer in customary form, including incumbency certificates with respect to the officers of Buyer who execute this Agreement and any other agreements, certificates or other documents in connection with the transactions contemplated herein.

    Section 1.9.Capitol Packaging.

    "Capitol Packaging" shall mean Capitol Packaging Corporation, a Colorado corporation and direct wholly-owned subsidiary of Seller.

    Section 1.10.Chesapeake Packaging.

    "Chesapeake Packaging" shall mean Chesapeake Packaging Co., a Virginia corporation and direct wholly-owned subsidiary of Seller.

    Section 1.11.Closing.

    "Closing" shall mean the conference held at 10:00 a.m., local time, on the Closing Date, at the offices of Hunton & Williams, 951 East Byrd Street, Richmond, Virginia.

    Section 1.12.Closing Date.

    "Closing Date" shall mean May 15, 2001, or such other date as the parties hereto may mutually agree in writing, on which date the Closing shall occur.

    Section 1.13.COBRA.

    "COBRA" shall mean Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

    Section 1.14.Code.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    Section 1.15.Company or Companies.

    "Company" or "Companies" shall mean either Capitol Packaging or Chesapeake Packaging and, collectively, shall mean Capitol Packaging and Chesapeake Packaging.

    Section 1.16.Company Employees.

    "Company Employees" shall have the meaning given in Section 3.16 hereof.

    Section 1.17.Contracts.

    "Contracts" shall mean all contracts, agreements, leases, relationships and commitments, written or oral, to which either of the Companies are a party or by which either of the Companies are bound and the Paper Supply Agreement.

    Section 1.18.Effective Time of Closing.

    "Effective Time of Closing" shall mean 12:01 a.m., local time, on the Closing Date.

    Section 1.19.Employee Benefit Plans.

    "Employee Benefit Plans" shall have the meaning given in Section 3.16 hereof.

    Section 1.20.Equipment.

    "Equipment" shall mean all machinery, vehicles, equipment, furniture, fixtures, furnishings, parts, tools, engineering and other items of tangible personal property owned or leased by the Companies.

    Section 1.21.ERISA.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    Section 1.22.ERISA Affiliate.

    "ERISA Affiliate" shall mean Seller and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with Seller under Section 414(b), (c), (m) or (o) of the Code.

    Section 1.23.ERISA Affiliate Plan.

    "ERISA Affiliate Plan" shall mean all "employee pension plans," as defined in Section 3(2) of ERISA or Section 412 of the Code, maintained by Seller or any ERISA Affiliate, or to which Seller or any ERISA Affiliate has contributed or has ever been obligated to contribute, other than any Qualified Plan (as defined in Section 3.16 hereof).

    Section 1.24.Excluded Assets.

    "Excluded Assets" shall mean, collectively (a) the assets to be distributed by the Companies to Seller or an Affiliate of Seller before the Effective Time of Closing pursuant to Section 2.1((a)) hereof, and (b) the Excluded Intangibles.

    Section 1.25.Excluded Intangibles.

    "Excluded Intangibles" shall mean those intangible assets owned, leased, licensed or otherwise used by the Companies that are described on Exhibit 1.25 attached hereto.

    Section 1.26.Excluded Liabilities.

    "Excluded Liabilities" shall mean the liabilities of the Companies to be assumed by Seller or an Affiliate of Seller before the Effective Time of Closing pursuant to Section 2.1((a)) hereof.

    Section 1.27.Final Purchase Price.

    "Final Purchase Price" shall mean the Initial Purchase Price, as adjusted pursuant to Section 2.3 hereof (exclusive of the interest on such adjustment as contemplated in Section 2.3 hereof).

    Section 1.28.Final Statement of Working Capital.

    "Final Statement of Working Capital" shall mean the unaudited special purpose statement of combined working capital of the Companies as of the Effective Time of Closing, to be prepared and delivered in accordance with Section 2.3 hereof.

    Section 1.29.Final Working Capital.

    "Final Working Capital" shall mean an amount equal to "current assets" minus "current liabilities" as reflected on the Final Statement of Working Capital.

    Section 1.30.GAAP.

    "GAAP" shall mean generally accepted accounting principles as in effect in the United States as of the date of the subject financial statement.

    Section 1.31.HSR Act.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C.  18a), as amended.

    Section 1.32.Income Tax or Taxes.

    "Income Tax" or "Income Taxes" shall mean any Tax that is based on or measured by net income, regardless of how denominated.

    Section 1.33.Income Tax Return.

    "Income Tax Return" shall mean any Tax Return filed with respect to Income Taxes.

    Section 1.34.Initial Purchase Price.

    "Initial Purchase Price" shall be $120.0 million.

    Section 1.35.Initial Statement of Working Capital.

    "Initial Statement of Working Capital" shall mean the unaudited special purpose statement of combined working capital of the Companies as of December 31, 2000, a copy of which is attached hereto as Exhibit 1.35, which statement has been prepared in accordance with GAAP and in a manner consistent with the past practice of the Companies, except as otherwise required by the Special Accounting Principles.

    Section 1.36.Initial Working Capital.

    "Initial Working Capital" shall mean $16.709 million, being the amount equal to "current assets" minus "current liabilities" as reflected on the Initial Statement of Working Capital.

    Section 1.37.Intangible Assets.

    "Intangible Assets" shall mean all of those trade names, trademarks, service marks, trademark and service mark registrations, patents and trademark, service mark and patent applications owned or used by the Companies, all of such names, marks, registrations and applications which are material to the businesses of the Companies being listed on Exhibit 1.37 attached hereto; provided, however, that the term Intangible Assets shall exclude the Excluded Intangibles.

    Section 1.38.Inventory.

    "Inventory" shall mean all inventories of raw materials, stores, supplies, work in process, semi-finished goods and finished goods owned by the Companies.

    Section 1.39.IRS.

    "IRS" shall mean the Internal Revenue Service of the United States.

    Section 1.40.Knowledge of Seller.

    "Knowledge of Seller" shall mean the actual knowledge of any of the individuals listed on Exhibit 1.40 attached hereto, after due inquiry of the senior executive officers and Controller of each Company and the General Managers of each Company’s manufacturing facilities.

    Section 1.41.Law.

    "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

    Section 1.42.Liens.

    "Liens" shall mean any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions.

    Section 1.43.Liens to be Released Prior to Closing.

    "Liens to be Released Prior to Closing" shall mean the Liens to be released prior to Closing pursuant to Section 2.1((c)) hereof.

    Section 1.44.Material Adverse Effect.

    "Material Adverse Effect" shall mean a material adverse effect on the business, financial position, results of operations, assets or liabilities of the Companies taken as a whole; provided, however, that Material Adverse Effect (and the word "material" and phrases of like import) shall exclude any adverse changes or conditions as and to the extent such changes or conditions relate to or result from (a) public or industry knowledge of the transactions contemplated by this Agreement (including but not limited to any action or inaction by the Companies’ employees, customers or vendors), (b) general economic conditions or other conditions affecting the industries in which the Companies compete, including fluctuating conditions resulting from the cyclicality of the Companies’ respective businesses, (c) the Excluded Assets and the Excluded Liabilities, and (d) those matters disclosed on Exhibit 3.21 attached hereto.

    Section 1.45.Opinion of Buyer’s Counsel.

    "Opinion of Buyer’s Counsel" shall mean the opinion of Steven L. Householder, Esq., Buyer’s Vice President and General Counsel, in substantially the form of Exhibit 1.45 attached hereto.

    Section 1.46.Opinion of Seller’s and the Companies’ Counsel.

    "Opinion of Seller’s and the Companies’ Counsel" shall mean the opinion of J.P. Causey Jr., Esq., Seller’s Senior Vice President, Secretary & General Counsel, in substantially the form of Exhibit 1.46 attached hereto.

    Section 1.47.Other Tax or Taxes.

    "Other Tax" or "Other Taxes" shall mean any Tax other than an Income Tax.

    Section 1.48.Other Tax Return.

    "Other Tax Return" shall mean any Tax Return filed with respect to Other Taxes.

    Section 1.49.Paper Supply Agreement.

    "Paper Supply Agreement" shall mean the Paper Products Supply Agreement, dated as of May 23, 1997, between Seller and St. Laurent Paper Products Corp.

    Section 1.50.PBGC.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions.

    Section 1.51.Pension Plans.

    "Pension Plans" shall have the meaning given in Section 3.16 hereof.

    Section 1.52.Permits.

    "Permits" shall mean all permits, licenses and governmental authorizations, registrations and approvals required in the conduct of the respective businesses of the Companies including, without limitation, those Permits listed on Exhibit 1.52 attached hereto.

    Section 1.53.Permitted Liens.

    "Permitted Liens" shall mean those Liens and other matters affecting the assets of the Companies that are listed on Exhibit 1.53 attached hereto and, at all times prior to Closing, the Liens to be Released Prior to Closing.

    Section 1.54.Person.

    "Person" shall mean any individual, sole proprietorship, trust, estate, executor, legal representative, unincorporated association, association, institution, corporation, company, partnership, limited liability company, limited liability partnership, joint venture, government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any authority, instrumentality, division, agency, body or department thereof), and any regulatory or self-regulatory authority, agency or other entity.

    Section 1.55.Real Property.

    "Real Property" shall mean the real property described in Exhibit 1.55 hereto, together with the improvements located thereon including all appurtenant rights, claims and interests.

    Section 1.56.Seller.

    "Seller" shall mean Chesapeake Corporation, a Virginia corporation.

    Section 1.57.Seller’s Closing Certificate.

    "Seller’s Closing Certificate" shall mean the certificate of Seller in the form of Exhibit 1.57 attached hereto.

    Section 1.58.Seller’s Secretary’s Certificate.

    "Seller’s Secretary’s Certificate" shall mean a secretary’s certificate of Seller in customary form, including incumbency certificates with respect to the officers of Seller who execute this Agreement and any other agreements, certificates or other documents in connection with the transactions contemplated herein.

    Section 1.59.Special Accounting Principles.

    "Special Accounting Principles" shall mean those elections under, and modifications and exceptions to, GAAP and the Companies’ past practice that are specifically described in Exhibit 1.59 attached hereto.

    Section 1.60.Stock.

    "Stock" shall mean all of the issued and outstanding capital stock of the Companies, consisting of: (i) 6000 shares of common stock of Capitol Packaging, no par value; and (ii) 100 shares of common stock of Chesapeake Packaging, par value $1.00 per share.

    Section 1.61.Tax or Taxes.

    "Tax" or "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code  59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

    Section 1.62.Tax Return.

    "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, and shall include any return of an affiliated, combined or unitary group.

    Section 1.63.Transition Agreement.

    "Transition Agreement" shall mean the Agreement, dated as of the Closing Date, between Seller and Buyer in substantially the form of Exhibit 1.63 attached hereto.

    Section 1.64.WARN.

    "WARN" shall mean the Worker’s Adjustment and Retraining Notification Act, 29 U.S.C.  2101 et seq.

    Section 1.65.Welfare Plans.

  "Welfare Plans" shall have the meaning given in Section 3.16 hereof.

  ARTICLE II
  PRE-CLOSING ASSET AND LIABILITY TRANSFERS;
  PURCHASE AND SALE OF STOCK
    Section 2.1.Certain Actions to be Taken Prior to Closing.
      Assignment and Assumption from the Companies to the Seller. In anticipation of the sale of the Stock and the other transactions contemplated herein, prior to the Effective Time of Closing, Seller shall: (i) cause the Companies to distribute to Seller or an Affiliate of Seller by appropriate instruments of transfer those assets specifically identified in Exhibit 2.1((a))-1 attached hereto (the "Excluded Assets"); and (ii) cause the Companies to assign, and Seller or an Affiliate of Seller shall assume from the Companies, those liabilities that are specifically identified on Exhibit 2.1((a))-2 attached hereto (the "Excluded Liabilities"). Such assignment and assumption shall be effected pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit 2.1((a))-3 attached hereto (the "Assignment and Assumption Agreement").
      Repayment of Intercompany Debt Prior to Closing. Immediately prior to the Effective Time of Closing, Seller shall cause each of the Companies to repay, through contributions of capital by Seller to the respective Companies, each of the Companies’ outstanding intercompany debt payable to Seller and its Affiliates as of the Effective Time of Closing.
      Liens to be Released Prior to Closing. At or prior to Closing, Seller shall cause the Companies to have released, removed or cancelled all of the Liens set forth on Exhibit 2.1((c)) hereof (the "Liens to be Released Prior to Closing").
      Establishing the Companies as Record Titleholders to the Real Property. Prior to Closing, Seller shall, except as hereinafter provided or otherwise agreed to by Buyer, cause record fee simple title to the Real Property identified on Exhibit 1.55 as being owned by the Companies to be vested, to the extent it is not already, in one of the Companies, free and clear of all Liens except Permitted Liens. Without limiting the foregoing, Seller shall, prior to Closing, with respect to so much of such Real Property that is not owned in record fee simple title by one of the Companies, either (i) cause such Real Property to be conveyed to one of the Companies by warranty deed, or (ii) file and/or record documents or instruments as Buyer and Title Company (as defined in Section 3.9(e) hereof) may require to evidence that one of the Companies is the successor by operation of law to the record title holder of such Real Property, and that the public records shall properly reflect such succession.
    Section 2.2.Purchase and Sale; Payment of Initial Purchase Price.

    At the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, Seller hereby agrees to transfer, assign and convey to Buyer, and Buyer hereby agrees to purchase and accept from Seller, the Stock. In consideration thereof, at the Closing: (i) Buyer will deliver to Seller the various agreements, certificates, documents and instruments referred to in Section 7.6 hereof; (ii) Seller will deliver to Buyer the various agreements, certificates, documents and instruments referred to in Section 6.7 hereof; and (iii) Buyer shall pay the Initial Purchase Price to Seller in cash by wire transfer of immediately available funds. Prior to Closing, Buyer and Seller shall mutually agree on the allocation of the Initial Purchase Price among the Stock of each of the Companies.

    Section 2.3.Final Statement of Working Capital; Settlement of Final Purchase Price.
      Within thirty (30) days after the Closing Date, Seller shall prepare and deliver to Buyer a draft Final Statement of Working Capital, which shall be prepared (i) except as required by the Special Accounting Principles, in accordance with GAAP applied on a basis consistent with the past practice of the Companies, and (ii) in a manner consistent with the Initial Statement of Working Capital.
      If Buyer has no objections to the draft Final Statement of Working Capital, such draft shall constitute the Final Statement of Working Capital. If Buyer has any objections to the draft Final Statement of Working Capital, it will deliver a detailed statement describing its objections to Seller within twenty (20) days after receiving the draft Final Statement of Working Capital. Buyer and Seller will use their reasonable best efforts to resolve any such objections. If a final resolution is not obtained within thirty (30) days after Seller has received the statement of objections, Buyer and Seller will select a nationally-recognized independent accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and Seller are unable to agree on the choice of an accounting firm, they will select a nationally-recognized independent United States accounting firm by lot (after excluding PricewaterhouseCoopers LLC and Ernst & Young LLP.
      Buyer and Seller will each submit to the selected accounting firm a written statement setting forth such party’s proposed aggregate resolution of the unresolved objections and any supporting data and analysis. The selected accounting firm, following "baseball style" arbitration, will select either Buyer’s or Seller’s proposed aggregate resolution of the objections. Seller will revise the draft Final Statement of Working Capital as appropriate to reflect the resolution of Buyer’s objections (as agreed upon by Buyer and Seller or as determined by such selected accounting firm) and deliver it to Buyer within ten (10) days after the resolution of such objections. Such revised statement shall constitute the Final Statement of Working Capital.
      To the extent that the Final Statement of Working Capital shows that Final Working Capital is less than Initial Working Capital, Seller shall pay such difference to Buyer in immediately available funds within two (2) Business Days of Seller’s delivery of such Final Statement of Working Capital. To the extent that the Final Statement of Working Capital shows that Final Working Capital is greater than Initial Working Capital, Buyer shall pay such excess to Seller in immediately available funds within two (2) Business Days of Seller’s delivery of such Final Statement of Working Capital. All payments made pursuant to this Section 2.3((d)) shall be accompanied by accrued interest thereon from the Closing Date at the prevailing prime rate as announced by SunTrust Bank in Richmond, Virginia, or its successor, from time to time. Any adjustments to the Initial Purchase Price made pursuant to this Section 2.3 shall be allocated to the Stock of the Company to which they relate.
      If any unresolved objections are submitted to an accounting firm for resolution as provided above, the party whose proposed resolution is not selected by the accounting firm shall pay the fees and expenses of such accounting firm.
      Seller will make the work papers used in preparing the draft Final Statement of Working Capital and the Final Statement of Working Capital available to Buyer at reasonable times and upon reasonable notice at any time following delivery by Seller of the draft Final Statement of Working Capital and during the resolution of any objections with respect thereto.
  ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF SELLER

  Seller hereby represents and warrants to Buyer, that:

    Section 3.1.Organization of Seller.

    Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power to enter into this Agreement and to perform its obligations hereunder.

    Section 3.2.Authorization; Enforceability.

    The execution, delivery and performance by Seller of this Agreement, and of all of the other documents and instruments required hereby from Seller, are within the corporate power of Seller and have been duly authorized by all necessary corporate action of Seller. This Agreement is, and the other documents and instruments required hereby to which Seller is a party will be, when executed and delivered by the parties hereto or thereto, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

    Section 3.3.No Violation or Conflict by Seller.

    The execution, delivery and performance of this Agreement, and the other documents and instruments required hereby to which Seller is a party, by Seller do not and will not conflict with or violate any Law, judgment, order or decree binding on Seller or the Articles of Incorporation or Bylaws of Seller. Except for compliance with the HSR Act and required disclosure under the Securities Exchange Act of 1934, as amended, no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement, and the other documents and instruments required hereby to which Seller is a party, by Seller or the consummation by Seller of the transactions contemplated hereby. Except as set forth in Exhibit 3.3 attached hereto, the execution, delivery and performance of this Agreement, and the other documents and instruments required hereby to which Seller is a party, do not and will not constitute a violation or breach of any contract to which Seller is a party or by which Seller is bound, or require the consent or approval of any party to any such contract or give any party to any such contract a right of termination, cancellation, acceleration or modification thereunder, except where such violation or breach or the failure to obtain such consent or approval would not have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby or perform its obligations hereunder.

    Section 3.4.Title to Stock.

    Seller owns good and valid title to the Stock, free and clear of any and all Liens, except for the Liens to be Released Prior to Closing, and as of the Closing Date, Seller shall own good and valid title to the Stock, free and clear of any and all Liens. Upon delivery of the Stock to Buyer at the Closing and upon Buyer’s payment of the Initial Purchase Price therefor, good and valid title to the Stock, free and clear of all Liens, will pass to Buyer.

    Section 3.5.Organization and Authority of the Companies.

    Each of the Companies is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Each of the Companies has full corporate power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties now are owned, operated or held. Each of the Companies is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, all of such jurisdictions being set forth on Exhibit 3.5 attached hereto.

    Section 3.6.Capitalization of the Companies.

    The Stock represents all of the issued and outstanding capital stock of the Companies, has been duly and validly issued and is fully paid and non-assessable. There are no options, warrants or other rights to subscribe for or purchase any capital stock of the Companies or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any capital stock of the Companies, nor are the Companies or Seller committed to issue any such option, warrant or other right.

    Section 3.7.Consents and Approvals; No Violation or Conflict by the Companies.

    The execution, delivery and performance of this Agreement, and the other documents and instruments required hereby to which any of the Companies are a party, do not and will not conflict with or violate any Law, judgment, order or decree binding on the Companies, or the respective charters or bylaws of the Companies. Except as set forth in Exhibit 3.7 attached hereto, no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by the Companies in connection with the consummation of the transactions contemplated in this Agreement. Except as set forth in Exhibit 3.7 attached hereto, the execution, delivery and performance of this Agreement, and the other documents and instruments required hereby to which any of the Companies are a party, do not and will not constitute a violation or breach of any Contract, or require the consent or approval of any party to any Contract or give any party to any Contract any right of termination, cancellation, acceleration or modification thereunder, except where such violation or breach or the failure to obtain such consent or approval would not have a Material Adverse Effect.

    Section 3.8.Title to and Sufficiency of Assets.

    As of the date hereof, the Companies own, and on the Closing Date the Companies will own, good and valid title to all assets and properties, real or personal, tangible or intangible, used in their respective businesses, free and clear of all Liens except the Permitted Liens, except those assets and properties leased or licensed pursuant to Contracts and except certain assets owned or licensed by Seller that are included among the Excluded Assets. Such assets are sufficient to conduct the businesses of the Companies as they are currently conducted.

    Section 3.9.Real Property.

    Exhibit 1.55 attached hereto is a true, complete and correct list of all of the Real Property owned or leased by the Companies. With respect to each such parcel of Real Property, except as set forth in Exhibit 1.55 attached hereto:

      there are no pending or, to the Knowledge of Seller, threatened condemnation proceedings, lawsuits or administrative actions relating thereto;
      there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right to use or occupy any portion thereof;
      with respect to owned parcels of Real Property, there are no outstanding options or rights of first refusal to purchase, lease or otherwise acquire a parcel or any portion thereof or interest therein;
      to the Knowledge of Seller, there are no Persons (other than Seller or the Companies) in possession of the parcel, other than tenants under leases or subleases disclosed in Exhibit 1.55 attached hereto who are in possession of space to which they are entitled under such lease or sublease;
      to the Knowledge of Seller, there is no existing violation of or nonconformity with, and Seller is not under investigation with respect to, has not been charged with and has not received any written notice of any alleged violation of or nonconformity with, any restriction, condition, covenant, commitment, contract or agreement relating thereto, the non-compliance with which would have a Material Adverse Effect;
      prior to Closing, Seller will deliver to Buyer any surveys of any part of the owned Real Property that may be in the possession of Seller or the Companies;
      there are no encroachments of buildings or improvements comprising a part of the Real Property onto adjacent property or onto any easements encumbering such Real Property which would have a Material Adverse Effect; and
      Seller has obtained and delivered to Buyer the commitment (together with copies of all documentary exceptions listed or referred to therein, hereinafter referred to as the "Title Commitment") of Lawyers Title Insurance Corporation (the "Title Company") to issue one or more owner’s policies of title insurance insuring in one of the Companies good and marketable fee simple title to each parcel of Real Property on ALTA Owner’s Form 1992, with no exceptions from coverage other than those pre-printed on the policy and the Permitted Liens. If Buyer desires to obtain, at its sole cost, such owner’s policies of title insurance at Closing, Seller agrees (i) to execute and deliver to Buyer at Closing the Title Company’s standard form of owners affidavit as to mechanics’ liens and possession (with such modifications thereto as are necessary in order to make the affidavit factually accurate), (ii) to use reasonable efforts to comply with the customary and applicable requirements of Seller contained in the Title Commitment to have such policies issued and (iii) to use reasonable efforts to clear up any of the exceptions from coverage pre-printed on the Title Commitment that do not in fact affect the Real Property; provided, however, that Seller shall not be required to obtain updated or new surveys of any parcel of Real Property and that receipt of such owner’s policies by Buyer shall not be a condition precedent to Buyer’s obligations hereunder.
    Section 3.10.Condition of Equipment.

    The improvements (including, without limitation, the roofs, electrical, plumbing and HVAC systems, floors, exterior walls and interior load-bearing walls) located at each owned parcel of Real Property, and at each leased parcel of Real Property insofar as the Companies are responsible for maintaining such improvements at such leased sites, and the Equipment, taken as a whole, are in good operating condition and repair for facilities and equipment of like type and age, subject to ordinary wear and tear, and are substantially fit for the purposes for which they currently are being utilized.

    Section 3.11.Intangible Assets.

    Except for the Excluded Intangibles, the Companies own the entire right, title and interest in and to the owned Intangible Assets, and hold under valid and subsisting licenses the licensed Intangible Assets, subject only to the Permitted Liens and except for such defects in title or licenses that could not reasonably be expected to have a Material Adverse Effect. To the Knowledge of Seller: there are no claims, demands or proceedings instituted, pending or threatened by any third party pertaining to or challenging the Companies’ rights to use any of the Intangible Assets; there is no trademark, trade name, patent or copyright owned by a third party (other than the Seller) which the Companies are using without a license to do so; and no third party is infringing upon any Intangible Assets owned by, or exclusively licensed to, the Companies.

    Section 3.12.Contracts.

    Exhibit 3.12 attached hereto is a true and complete list of all Contracts that constitute: (a) a lease of any real or personal property with (i) aggregate annual rental payments in excess of $250,000, or (ii) a remaining term in excess of one year and which is non-cancelable without penalty on notice of ninety (90) days or less; (b) an agreement to purchase or sell a capital asset for a price in excess of $250,000; (c) any other Contract involving an amount in excess of $250,000; (d) a Contract containing covenants that in any way purport to restrict the business activity of either of the Companies or limit the freedom of either of the Companies to engage in any line of business or compete with any Person; (e) a power of attorney that is in effect; or (f) a written warranty, guaranty or similar undertaking with respect to products sold or contractual performance extended by either of the Companies other than in the ordinary course of business. Prior to Closing, Seller shall provide Buyer with a true and complete list of all Contracts involving amounts in excess of $50,000. Except as set forth in Exhibit 3.12 hereto, each material Contract is in full force and effect and, to Seller’s Knowledge, is enforceable in accordance with its terms (except as the enforcement thereof may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other laws generally affecting the rights of creditors and subject to general equity principles (whether considered at law or in equity)). The Companies have performed each material term, covenant and condition of each of the Contracts which is to be performed by either of them at or before the date hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a breach or default by the Companies or, to the Knowledge of Seller, any other Person under any of the Contracts, and, to the Knowledge of Seller, no party to any of the Contracts intends to cancel, terminate or exercise any option under any of the Contracts, where the result of such breach, default, cancellation, termination or exercise would have a Material Adverse Effect.

    Section 3.13.No Litigation.

    Exhibit 3.13(a) attached hereto is a true and correct list of all litigation, arbitration proceedings or governmental or administrative investigations, complaints, charges, citations or claims of any kind pending, proposed or threatened against the Companies, or relating to the respective businesses, assets or properties of the Companies, as to which the General Counsel of Seller has received written notice as of the date hereof. Except as listed in Exhibit 3.13(b) attached hereto, there is no litigation, arbitration proceeding or governmental or administrative investigation, complaint, charge, citation or claim of any kind pending or, to the Knowledge of Seller, proposed or threatened, against the Companies, or relating to the respective businesses, assets or properties of the Companies which is expected, in the reasonable judgment of Seller, to have, alone or in the aggregate, a Material Adverse Effect.

    Section 3.14.December Balance Sheet.

    The Companies’ unaudited combined balance sheet as of December 31, 2000 (the "December Balance Sheet"), is true and correct in all material respects, and presents fairly the combined financial position of the Companies as of the date thereof, and was prepared in accordance with GAAP applied on a basis consistent with the past practice of the Companies, subject to the Special Accounting Principles. As of December 31, 2000, the Companies were not subject to any liability or obligation of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, subject to the Special Accounting Principles, that was not reflected on the December Balance Sheet (or disclosed in the notes thereto) as so required. As of the Closing Date, the Companies will not be subject to any liability or obligation of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, subject to the Special Accounting Principles, that was not reflected on the December Balance Sheet (or disclosed in the notes thereto) and so required, except such that would not constitute a Material Adverse Effect.

    Section 3.15.Taxes.

    Except as set forth in Exhibit 3.15 attached hereto:

      the Companies have timely filed (taking into account all properly granted extensions) all material Tax Returns required to be filed by them with respect to all Taxes, and all such Tax Returns are true, correct and complete in all respects, except to the extent not being so would not have, alone or in the aggregate, a Material Adverse Effect;
      the Companies have paid all Taxes which are shown to have become due and payable pursuant to such Tax Returns and have paid all other Taxes for which they have received a notice of assessment or demand for payment;
      there are no Liens for Taxes upon the assets or properties of the Companies other than Liens for Taxes not yet due and those which are being contested in good faith by appropriate proceedings;
      there are no outstanding agreements or waivers extending the statutory period of limitation applicable to the assessment of any Tax for any currently open taxable period with respect to the Companies; and
      to the Knowledge of Seller, there is no pending or proposed examination, claim, litigation, Lien contest or other proceeding with respect to Taxes of the Companies.
    Section 3.16.Employee Benefit Plans.
      Exhibit 3.16 attached hereto sets forth a true, complete and correct list of all "employee benefit plans" (as defined in Section 3(3) of ERISA), including each severance pay, bonus, deferred compensation, incentive compensation, stock purchase, stock option, hospitalization or other medical, life, disability or other welfare, pension, profit-sharing and retirement program (the "Employee Benefit Plans") covering present and former employees of the Companies ("Company Employees"). Exhibit 3.16 attached hereto identifies (i) each "pension plan" (as defined in Section 3(2) of ERISA) (the "Pension Plans"), and denotes those Pension Plans intended to be qualified under Section 401(a) of the Code (the "Qualified Plans"), and (ii) each "welfare plan" (as defined in Section 3(1) of ERISA) (the "Welfare Plans"), maintained for the benefit of Company Employees or to which Seller, the Companies or any ERISA Affiliate contributes on behalf of Company Employees. True, complete and correct copies of the following documents, with respect to each of the Employee Benefit Plans, have been made available or delivered to Buyer by Seller: (i) any plans and related trust documents, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto; (iii) the most recent IRS determination letter(s); and (iv) the most recent summary plan descriptions. To the Knowledge of Seller, each Employee Benefit Plan is enforceable in accordance with its terms.
      Each Qualified Plan complies in all material respects with applicable Law, and the IRS has issued favorable determination letters to the effect that the forms of Qualified Plans (or predecessor plans) satisfy the requirements of Section 401(a) and related Sections of the Code. To the Knowledge of Seller, there are no facts or circumstances that would jeopardize or adversely affect the qualification under Code Section 401(a) of any Qualified Plan or otherwise have a material adverse effect on the qualified status of any Qualified Plan.
      As of the Effective Time of Closing, full payment of all contributions will be made or accrued on the Final Statement of Working Capital with respect to each Employee Benefit Plan (including all employer contributions and employee salary reduction contributions) that are either required under the terms thereof or under ERISA or the Code. No "accumulated funding deficiency" (as defined in ERISA Section 302 or Code Section 412), whether or not waived, exists with respect to any Pension Plan and all required contributions for plan years ending on or before December 31, 2000, that are required to be made before the Closing Date have been or will be made prior to the Closing Date. None of Seller, the Companies, any ERISA Affiliate or any organization to which Seller is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA. Except as set forth in Exhibit 3.16 attached hereto, no Pension Plan has incurred a "reportable event" as such term is defined in Section 4043 of ERISA, other than a "reportable event" which was not required to be reported.
      Each Employee Benefit Plan has been administered in accordance with its terms, except where any noncompliance would not have, alone or in the aggregate, a Material Adverse Effect. In addition, each Employee Benefit Plan complies, and has been administered in accordance with, any applicable provisions of ERISA and the rulings and regulations promulgated thereunder (including the continuation coverage requirements of group health plans under COBRA), and all other applicable Laws, except where any noncompliance would not have, alone or in the aggregate, a Material Adverse Effect. Except as set forth in Exhibit 3.16 attached hereto, Seller, the Companies and each ERISA Affiliate have filed all reports, returns and other documentation and paid all premiums and Taxes associated therewith that are required to have been filed and paid with respect to each Employee Benefit Plan with the IRS, the Department of Labor, the PBGC or any other governmental agency (federal, state or local) and such have been filed and paid on a timely basis, except in each instance in which the failure to file such reports, returns and other documents would not have, alone or in the aggregate, a Material Adverse Effect. Except as set forth in Exhibit 3.16 attached hereto, no lawsuits, complaints, investigations or proceedings to or by any Person have been publicly filed or commenced or, to the Knowledge of Seller, are proposed or threatened, with respect to any Employee Benefit Plan, except where such lawsuits, complaints, investigations or proceedings would not have, alone or in the aggregate, a Material Adverse Effect.
      Except as set forth in Exhibit 3.16 hereto, none of Seller, the Companies or any ERISA Affiliate is a party to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) with respect to the Companies and neither Seller, the Companies nor any ERISA Affiliate has received a notice of, or incurred, any withdrawal liability with respect to a "multiemployer plan" that will not have been satisfied as of the Closing Date.
      Except as required under COBRA or the terms of any Pension Plan or as accrued on the Final Statement of Working Capital, the Companies are not obligated to provide or to pay any material benefits to former employees, or to their dependents or beneficiaries.
      Except as set forth in Exhibit 3.16 attached hereto, at the Effective Time of Closing there will be no bonuses, profit sharing, incentives, commissions or other compensation of any kind, including severance benefits, or accrued vacation time or pay, due to any Company Employees with respect to employment or termination of employment by any of the Companies prior to the Effective Time of Closing, which have not been fully paid, or accrued in the Final Statement of Working Capital; provided, however, that no such payments or accruals shall be required with respect to any such amounts (including, without limitation, severance benefits and commissions) that become payable as a result of events occurring on or after the Closing Date, including, without limitation, commissions based on goods or services shipped, delivered or invoiced after the Closing Date. Except as set forth in Exhibit 3.16 attached hereto, no severance pay obligation under any Employee Benefit Plan or Contract, with respect to Company Employees, will be triggered solely by the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. Neither the Companies nor the Buyer, solely as a result of the purchase of the Stock by Buyer, shall be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future).
      Except as set forth in Exhibit 3.16 attached hereto, neither of the Companies are party to any employment contract covering any Company Employee.
      Except as set forth in Exhibit 3.16 attached hereto, to the Knowledge of Seller, the PBGC has not instituted proceedings to terminate any of the ERISA Plans and no condition exists that presents a material risk that such proceedings will be instituted.
      Except as set forth in Exhibit 3.16 attached hereto, to the Knowledge of Seller, neither the Companies nor any ERISA Affiliate, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof, has entered into a transaction in connection with which either Company or any ERISA Affiliate, any of the ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a Tax imposed pursuant to section 4975 or 4976 of the Code, except to the extent that such penalty or Tax would not be material.
      Except as disclosed on Exhibit 3.13 or 3.16 attached hereto, (i) there are no actions, suits, or claims pending, or, to the Knowledge of Seller or the Companies, threatened or anticipated (other than routine claims for benefits) against any Plan (or any trust thereunder) or against the Companies or any ERISA Affiliate with respect to any Plan, that could result in any material liability to the Companies or a Plan; and (ii) as of the date hereof there are no pending or ongoing audits of any Plan by the IRS, PBGC, DOL, HCFA or any other governmental agency.
    Section 3.17.Labor Matters.
      Except as set forth in Exhibit 3.17 attached hereto and except as would not have a Material Adverse Effect, (i) neither of the Companies are party to any collective bargaining agreement with any labor union or organization pertaining to employees of the Companies, and (ii) except as set forth in the collective bargaining agreements listed in Exhibit 3.17 attached hereto, no labor union or organization is recognized as the collective bargaining representative of employees of the Companies. Except as would not have a Material Adverse Effect, (i) no labor organization has made a pending demand to the Companies for recognition as the bargaining representative of any employees of the Companies, (ii) there are no representation petitions pending before the National Labor Relations Board with respect to employees of the Companies, and (iii) to the Knowledge of Seller, no union organizing activities are in progress with respect to employees of the Companies. True, complete and correct copies of all collective bargaining agreements pertaining to employees of the Companies, including any amendments or material side letters thereto, have been delivered to Buyer by Seller.
      Except as set forth in Exhibit 3.17 attached hereto and except as would not have a Material Adverse Effect: (i) there are no pending or, to Seller’s Knowledge, proposed or threatened strikes or lockouts involving employees of the Companies; and (ii) there is no strike, formal dispute, formal grievance, arbitration proceeding, general slowdown, work to rule or work stoppage, or charge of unfair labor practice pending before a court, regulatory body or arbitration tribunal or, to Seller’s Knowledge, proposed or threatened against or affecting the Companies. Except as set forth in Exhibit 3.17 and except as would not have a Material Adverse Effect, there are no charges or complaints of discrimination pending or, to Seller’s Knowledge, proposed or threatened against the Companies before the United States Equal Employment Opportunity Commission or any other federal, state, local or foreign agency, board or tribunal.
      With respect to the Companies, there has been no "mass layoff" or "plant closing," as defined by WARN, within six (6) months prior to the Closing Date.
    Section 3.18.Compliance with Law.

    The conduct of the respective businesses of the Companies and the Companies’ use of their respective assets does not violate or conflict with any Law, which violation or conflict would have, alone or in the aggregate, a Material Adverse Effect. All Permits required by the Companies to conduct their respective businesses have been obtained, are in full force and effect and are being complied with in all respects, except where failure to obtain or comply would not have, alone or in the aggregate, a Material Adverse Effect. Except as set forth in Exhibit 1.52 attached hereto, consummation of the transactions contemplated by this Agreement will not, with respect to any material Permit, require the consent or approval of, or any filing with, any governmental, regulatory or self-regulatory Person, and all such material Permits will continue in full force and effect immediately after the Effective Time of Closing in accordance with their terms.

    Section 3.19.Environmental Matters.
      Certain Definitions. For purposes of this Section 3.19:
        "Environment Laws" shall mean any and all federal, state, local or municipal Laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or Petroleum Products or environmental protection or human health as in effect as of Closing.
        "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court.
        "Hazardous Materials" shall mean any hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law, including, without limitation, friable asbestos, petroleum, crude oil or fractions thereof, natural or synthetic gas, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.
        "Petroleum Products" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products.
      (i)Except as set forth in Exhibit 3.19 attached hereto and except as would not result in a Material Adverse Effect: (A) the conduct of the respective businesses of the Companies and their use of the Real Property does not violate or conflict with any Environmental Law; (B) to the Knowledge of Seller, no prior owner of such Real Property or any tenant, subtenant, prior tenant or prior subtenant thereof has, in connection with the use or occupancy thereof, violated any Environmental Law; and (C) all Permits required with respect to the conduct of the business of the Companies under applicable Environmental Laws have been obtained, are in full force and effect and are being complied with in all material respects. Exhibit 1.52 includes a true and complete list of all such Permits.

      (ii) Except as set forth in Exhibit 3.19, and except as would not result in a Material Adverse Effect, there has been no (A) off-site shipment of any Hazardous Materials or Petroleum Products by Seller or the Companies from the Real Property, or (B) use, treatment, storage, disposal, or release of Hazardous Materials or Petroleum Products by Seller or the Companies on, under, at, from or in any way affecting any Real Property, which use, treatment, storage, disposal, release or off-site shipment could give rise to liabilities or obligations under Environmental Laws. Neither Seller nor any of the Companies have received any notices or claims that it is a responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq., or any state superfund law, in connection with the Real Property or the businesses of the Companies.

      (iii) Except as set forth in Exhibit 3.19, there are no unremediated underground storage tanks present, and no friable asbestos remains in place, on the Real Property.

      Notwithstanding any provision of this Agreement to the contrary, this Section 3.19 shall constitute the sole representations and warranties of Seller related to environmental matters.
    Section 3.20.Related Party Transactions.

    Except as set forth in Exhibit 3.20 attached hereto, neither the Seller nor any of its Affiliates (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Companies or any organization which is a party to a material Contract with the Companies, or (ii) is a party to any Contract with the Companies.

    Section 3.21.No Adverse Change.

    Except as set forth in Exhibit 3.21 attached hereto and except for the Asset Transfers, since December 31, 2000, the Companies have carried on their respective businesses in the ordinary course and substantially in the same manner as heretofore carried on and there has not been (a) any change or development with respect to the Companies constituting a Material Adverse Effect; (b) any loss, damage, condemnation or destruction to the assets or properties of the Companies, whether or not insured against, constituting a Material Adverse Effect; (c) any borrowings by the Companies, other than trade payables arising in the ordinary course of business and advances from Seller and its Affiliates; (d) any mortgage, pledge, lien or encumbrance made on any of the assets or properties of the Companies, except for Permitted Liens; or (e) any sale, transfer or other disposition of assets or properties of the Companies other than in the ordinary course of business.

    Section 3.22.No Broker.

    The Companies are not committed to any liability for any brokers’ or finders’ fees or any similar fees in connection with the conveyance of the Stock to Buyer. Seller has retained no broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement except Goldman, Sachs & Co. ("Goldman"), and Seller will pay all fees due to Goldman in connection with the transactions contemplated by this Agreement.

    Section 3.23.Accounts Receivable.

    The Accounts Receivable all have arisen from bona fide transactions in the ordinary course of business; the Accounts Receivable are expected to be collectible in accordance with normal trade practice, net of the reserve for uncollectible accounts reflected on the books of the Companies therefor; such reserve has been determined in a manner consistent with GAAP and the past practices of the Companies, subject to the Special Accounting Principles; and, to the Knowledge of Seller, there are no contests, claims or rights of set-off (other than returns in the ordinary course of business) relating to the amount or validity of any Account Receivable, other than as reflected on the books of the Companies (it being understood that this Section shall not constitute a guaranty of collection of any Accounts Receivable).

    Section 3.24.Inventory.

    The Inventory is useable or saleable in the ordinary course of business of the Companies as heretofore conducted, subject to the reserves and accruals established with respect thereto on the books of the Companies, and such reserves and accruals have been determined in a manner consistent with GAAP and the past practices of the Companies, subject to the Special Accounting Principles. The Inventory is valued on the books of the Companies at the lower of cost or market value in a manner consistent with GAAP and the past practices of the Companies, subject to the Special Accounting Principles.

    Section 3.25.Certain Payments.

    None of the Companies, any director, officer, agent or employee of the Companies, or any other Person associated with or acting for or on behalf of the Companies, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Companies, that, in the case of (a) or (b), would constitute a violation of Section 30A of the Securities Exchange Act of 1934, as amended.

    Section 3.26.Books and Records.

    Except as set forth on Exhibit 3.26 attached hereto, the books of account, minute books, stock record books, and other records of the Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained to the extent required to satisfy Seller’s obligations under Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. Except as set forth on Exhibit 3.26 attached hereto, in all material respects: (P )(i) the minute books of the Companies contain accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the boards of directors, and the committees of the boards of directors of the Companies; and (ii) no meeting of any such stockholders, boards of directors, or committees has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Companies.

    Section 3.27.Insurance.

  The Companies are covered by insurance in scope and amount customary and reasonable for the businesses in which they are engaged. As of the Closing Date, the Companies will have paid in full all premiums then due and payable with respect to such insurance, and the Companies will have received no written notice of cancellation of any of such insurance policies. Prior to the Closing Date, Seller shall provide Buyer with a true and correct copy of each insurance policy (including policies providing property, casualty, liability and workers’ compensation coverage and bond and surety arrangements) to which either of the Companies is a party, a named insured or otherwise the beneficiary, which is still in effect or under which either of the Companies has any continuing rights or obligations.

  ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF BUYER

  Buyer hereby represents and warrants to Seller that:

    Section 4.1.Organization of Buyer.

    Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to enter into this Agreement and to perform its obligations hereunder.

    Section 4.2.Authorization; Enforceability.

    The execution, delivery and performance by Buyer of this Agreement, and of all of the documents and instruments required hereby from Buyer, are within the corporate power of Buyer and have been duly authorized by all necessary corporate action of Buyer. This Agreement is, and the other documents and instruments required hereby to which Buyer is a party will be, when executed and delivered by the parties hereto or thereto, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

    Section 4.3.No Violation or Conflict.

    The execution, delivery and performance of this Agreement, and the other documents and instruments required hereby to which Buyer is a party, by Buyer do not and will not conflict with or violate any Law, judgment, order or decree binding on Buyer or the charter or bylaws of Buyer. Except for compliance with the HSR Act, no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement, and the other documents and instruments required hereby to which Buyer is a party, by Buyer or the consummation by Buyer of the transactions contemplated hereby. Except as set forth in Exhibit 4.3 attached hereto, the execution, delivery and performance of this Agreement, and the other documents and instruments required hereby to which Buyer is a party, do not and will not constitute a violation or breach of any contract to which Buyer is a party or by which Buyer is bound, or require the consent or approval of any party to any such contract or give any party to any such contract a right of termination, cancellation, acceleration or modification thereunder, except where such violation or breach or the failure to obtain such consent or approval would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby or perform its obligations hereunder.

    Section 4.4.No Broker.

    Buyer has retained no broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

    Section 4.5.Purchase for Investment.

    Buyer acknowledges that the offer and sale of the Stock contemplated herein has not been registered under the Securities Act of 1933, as amended, or under any state securities Laws. Buyer represents that it is purchasing the Stock for investment and not with a view for the distribution thereof except in accordance with applicable securities Laws.

    Section 4.6.Financing.

  Buyer has, and will have on the Closing Date, sufficient funds available (from currently effective credit facilities and/or cash on hand) to consummate the transactions contemplated herein.

  ARTICLE V
  CERTAIN MATTERS PENDING THE CLOSING

  Seller and Buyer covenant and agree that from and after the date of this Agreement and until the Closing Date:

    Section 5.1.Carry on in Regular Course.

    Except as specifically contemplated by this Agreement, Seller shall cause the Companies to carry on their respective businesses, including transactions with their respective Affiliates, in the ordinary course and substantially in the same manner as heretofore carried on and to use their reasonable best efforts to preserve their assets, properties, businesses and relationships with suppliers and customers. Seller will advise Buyer promptly in writing of (i) any new transactions outside the Companies’ ordinary course of business having a value in excess of $50,000, and (ii) any change in the Companies’ business, financial position, results of operations, assets or liabilities constituting a Material Adverse Effect.

    Section 5.2.Indebtedness.

    Seller shall not permit the Companies to (a) create, incur, or assume any indebtedness for borrowed money, except for any intercompany debt payable to Seller and its Affiliates which shall be fully repaid by the Companies prior to Closing pursuant to Section 2.1((b)) hereof, (b) mortgage, pledge or otherwise encumber any of their assets or properties, except for Permitted Liens or (c) create, incur or assume any other indebtedness except accounts payable and other liabilities incurred in the ordinary course of business.

    Section 5.3.Issuance of Stock; Dividends; Fundamental Changes.

    Seller shall not permit the Companies to (a) issue any shares of capital stock of any class or grant any warrants, options or rights to subscribe for any shares of capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of capital stock of any class, (b) amend their charters or bylaws or to merge or consolidate with or into any other entity or (c) except for dividends, distributions or transfers of current assets, current liabilities, Excluded Assets or Excluded Liabilities, dividend, distribute or transfer any assets to Seller or an Affiliate of Seller.

    Section 5.4.Compensation.

    Without the prior written consent of Buyer or as otherwise expressly contemplated in this Agreement, Seller shall not permit the Companies to (i) grant any increases, except for increases in the ordinary course of business, in the rate of pay of any employees of the Companies, (ii) execute any new employment agreements or amend any existing employment agreements, or (iii) permit the Companies to institute any new Employee Benefit Plan, amend, alter or terminate, partially or completely, any Employee Benefit Plan or assume, enter into, amend, alter or terminate any collective bargaining agreement to which the Companies are a party or by which the Companies are affected, except in any such case as required by law or the terms of any existing Employee Benefit Plan.

    Section 5.5.Compliance with Law.

    Seller shall cause the Companies to comply with all applicable Laws, non-compliance with which could have, alone or in the aggregate, a Material Adverse Effect, and with all orders of any court or of any federal, state, municipal or other governmental Person binding upon the Companies (except for any such orders which are being contested by the Companies in good faith by appropriate proceedings).

    Section 5.6.Access.

    At Buyer’s expense, Buyer and its authorized agents, officers and representatives shall have reasonable access to the employees, properties, books and records, Contracts, information and documents of the Companies to conduct such examinations and investigations of the Companies as Buyer deems necessary; provided, however, that such examinations and investigations: (a) shall be conducted only in the presence of a designated representative of Seller (except meetings between representatives of Buyer and individual employees of the Companies to discuss the terms of such employees’ employment with the Companies after the Closing, provided, however, that Buyer informs Seller in general terms of the proposals to be discussed at such meetings prior to such meetings taking place); (b) shall be conducted during the Companies’ normal business hours; and (c) shall not unreasonably interfere with the Companies’ operations and activities. Seller shall cause the Companies and their officers, employees, counsel, independent auditors and financial advisors to cooperate in all reasonable respects with Buyer’s examinations and investigations.

    Section 5.7.Cooperation.

    Buyer and Seller shall use their best efforts and shall cooperate in all respects in connection with the giving of any notices to any governmental or regulatory Person or securing the permission, approval, determination, consent or waiver of any governmental or regulatory Person required by Law in connection with the transactions contemplated herein including, without limitation, the filing of premerger notification and report forms under the HSR Act. Buyer hereby agrees to pay the filing fees associated with such filings under the HSR Act.

    Section 5.8.Publicity.

    All general notices, releases, statements and communications to employees, suppliers, distributors and customers of the Companies and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon (with such agreement not to be unreasonably withheld) by Buyer and Seller; provided, however, that either Seller or Buyer shall be entitled to make a public announcement relating to the transactions contemplated herein if, in the opinion of its legal counsel, such announcement is required to comply with Law or applicable stock exchange rules and regulations.

    Section 5.9.Confidentiality.

    Notwithstanding any other provision of this Agreement to the contrary, Buyer agrees that, unless and until the transactions contemplated herein are consummated, Buyer shall remain subject to all of the terms and conditions of the Confidentiality Agreement, dated December 13, 2000, between Seller and Buyer, the terms of which Confidentiality Agreement are incorporated herein by reference.

    Section 5.10Environmental Due Diligence.
      Buyer may, at its election, engage a nationally recognized third party environmental consultant to conduct a "phase I" environmental investigation of the Plant Sites (the "Phase I Investigation"). Any Phase I Investigation will be conducted at Buyer’s expense in accordance with the specifications set forth in Part 1 of Exhibit 5.10 attached hereto, and will be completed within fourteen (14) days after the date of this Agreement.
      If the results of any Phase I Investigation reasonably indicate that a "phase II" environmental investigation (the "Phase II Investigation") is prudent under the circumstances (as determined by Buyer’s environmental consultant and counsel), Buyer may request that Seller provide to Buyer and its agents access to conduct such Phase II Investigation. Seller may grant or deny such access with respect to any one or more Plant Sites in its sole discretion. If permitted by Seller, Buyer may engage a nationally recognized third party environmental consultant to conduct the Phase II Investigation, which Phase II Investigation shall be conducted at Buyer’s expense and shall be completed at least five (5) Business Days prior to the Closing Date. If a Phase II Investigation is not permitted by Seller with respect to any Plant Site, then Buyer shall have the right to exclude such Plant Site (an "Excluded Plant") from the owned Real Property, in which case such Excluded Plant shall be deemed an Excluded Asset and the Initial Purchase Price shall be reduced by the sum of (i) the amount set forth next to the Excluded Plant as listed in Part 2 of Exhibit 5.10 attached hereto, plus (ii) an overhead expense allocation equal to 15% of the amount set forth next to the Excluded Plant as listed in Part 2 of Exhibit 5.10 attached hereto. Anything herein to the contrary notwithstanding, (i) if the Plant Site in the Town of Conklin, New York, is an Excluded Plant, the Plant Site in Scranton, Pennsylvania, shall automatically be treated as an Excluded Plant for all purposes under this Agreement, and (ii) if the Plant Site in Louisville, Kentucky, is an Excluded Plant, then the Plant Site in St. Anthony, Indiana, shall automatically be treated as an Excluded Plant for all purposes under this Agreement. Buyer and Seller agree to act in good faith and use their reasonable best efforts after Closing to negotiate and arrange for the sale of any and all Excluded Plants from Seller to Buyer on terms mutually acceptable to both parties.
      Buyer shall promptly, and in any event at least five (5) Business Days prior to the Closing Date, advise Seller of any environmental condition or alleged environmental condition identified by the Phase I Investigation or Phase II Investigation that is of the type listed in Part 3 of Exhibit 5.10 and that affects any Plant Site (an "Environmental Condition"), and shall provide Seller with copies of the relevant portion of the Phase I Investigation report or the Phase II Investigation report and any related supporting documentation in Buyer’s possession or control relating to any Environmental Conditions or alleged Environmental Condition.
      As to any Plant Site affected by an Environmental Condition or alleged Environmental Condition, Buyer and Seller shall engage in good faith negotiations, prior to Closing, with respect to the existence of such Environmental Condition and the scope of remediation required with respect thereto (a "Remediation Plan"). The parties expect that any agreed upon Remediation Plan will address Seller’s pre- and post-Closing remediation obligations and special indemnification obligations in accordance with Part 4 of Exhibit 5.10 attached hereto. In the event that the parties are unable to agree upon the existence of any alleged Environmental Condition and a Remediation Plan with respect thereto, then Buyer shall have the option of waiving such Environmental Condition or alleged Environmental Condition with no adjustment to the Purchase Price therefor (it being understood that Seller shall have no obligation to Buyer, its successors or assigns with respect to any Environmental Condition or alleged Environmental Condition that is so waived by Buyer or with respect to any Environmental Condition or alleged Environmental Condition identified in the Phase I Investigation or Phase II Investigation that is first asserted by Buyer after Closing). In the event that, at Closing, there remain any Environmental Conditions or alleged Environmental Conditions as to which Buyer and Seller have not agreed upon a Remediation Plan or that have not been waived by Buyer, then Seller (at its option) shall either: (i) accept Buyer’s final proposed Remediation Plan with respect to all unresolved Environmental Conditions, and the parties shall proceed to Closing; or (ii) terminate this Agreement in accordance with Section 9.1(e) hereof; provided, however, that if Seller’s aggregate costs to effect any agreed-upon Remediation Plans plus the cost to implement Buyer’s final proposed Remediation Plan with respect to any unresolved Environmental Conditions is less than or equal to $1.0 million, then Seller shall accept Buyer’s final proposed Remediation Plan with respect to such unresolved Environmental Conditions and shall not have the right to terminate this Agreement pursuant to this subsection.
  ARTICLE VI
  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

  Each and every obligation of Buyer to be performed at the Closing shall be subject to the satisfaction prior to or at the Closing, or waiver by Buyer, of the following express conditions precedent:

    Section 6.1.Compliance with Agreement.

    Seller shall have performed and complied in all material respects with all of its obligations under this Agreement, which are to be performed or complied with by it prior to or at the Closing.

    Section 6.2.Proceedings and Instruments Satisfactory.

    All proceedings, corporate or other, to be taken by Seller and/or the Companies, as the case may be, in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer, and Seller and the Companies shall have made available to Buyer for examination the originals or true and correct copies of all documents which Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

    Section 6.3.No Litigation.

    No investigation, suit, action or other proceeding shall be pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

    Section 6.4.Representations and Warranties.

    The representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except for such breaches and inaccuracies thereof which do not, in the aggregate, constitute a Material Adverse Effect and which will not have a material adverse effect on the Seller’s ability to perform its obligations under this Agreement.

    Section 6.5.Antitrust Filings.

    In the reasonable opinion of Buyer, all necessary requirements of the HSR Act and the regulations promulgated thereunder shall have been complied with, and any "waiting period" applicable to the transactions contemplated by this Agreement which are imposed by such statute or regulations shall have expired prior to the Closing Date or shall have been terminated by the appropriate agency.

    Section 6.6.Consents.

    All consents, approvals, certificates and authorizations required to be obtained by Seller or the Companies in connection with the sale of the Stock that are specifically identified on Exhibits 3.3 and 3.7 attached hereto shall have been obtained.

    Section 6.7.Deliveries at Closing.

  Seller shall have delivered to Buyer the following documents, each properly executed by each party thereto and dated as of the Closing Date: (a) the Opinion of Seller’s and the Companies’ Counsel; (b) executed resignations of those officers and directors of the Companies who are designated by Buyer; (c) Seller’s Closing Certificate; (d) Seller’s Secretary’s Certificate; (e) the Transition Agreement; and (f) the certificates representing the Stock together with a duly executed stock power therefor to convey the Stock to Buyer.

  ARTICLE VII
  CONDITIONS PRECEDENT TO THE OBLIGATIONS
  OF SELLER

  Each and every obligation of Seller to be performed at the Closing shall be subject to the satisfaction prior to or at the Closing, or waiver by Seller, of the following express conditions precedent:

    Section 7.1.Compliance with Agreement.

    Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement, which are to be performed or complied with by it prior to or at the Closing.

    Section 7.2.Proceedings and Instruments Satisfactory.

    All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller, and Buyer shall have made available to Seller for examination the originals or true and correct copies of all documents which Seller may reasonably request in connection with the transactions contemplated by this Agreement.

    Section 7.3.No Litigation.

    No investigation, suit, action or other proceeding shall be pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

    Section 7.4.Representations and Warranties.

    The representations and warranties made by Buyer in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except for such breaches and inaccuracies thereof which will not, in the aggregate, have a material adverse effect on Buyer’s ability to perform its obligations under this Agreement.

    Section 7.5.Antitrust Filings.

    In the reasonable opinion of Seller, all necessary requirements of the HSR Act and the regulations promulgated thereunder shall have been complied with, and any "waiting period" applicable to the transactions contemplated by this Agreement which are imposed by such statute or regulations shall have expired prior to the Closing Date or shall have been terminated by the appropriate agency.

    Section 7.6.Deliveries at Closing.

  Buyer shall have delivered to Seller the following documents, each properly executed by each party thereto and dated as of the Closing Date: (a) the Opinion of Buyer’s Counsel; (b) Buyer’s Closing Certificate; (c) the Transition Agreement; and (d) Buyer’s Secretary’s Certificate. In addition, Buyer shall pay the Initial Purchase Price to Seller at Closing in accordance with Section 2.2 hereof.

  ARTICLE VIII
  INDEMNIFICATION AND ADDITIONAL COVENANTS
    Section 8.1.Seller’s Indemnity.
      Seller hereby agrees to indemnify and hold Buyer and the Companies harmless from and against, and agrees to defend promptly Buyer and the Companies from and to reimburse Buyer and the Companies for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys’ fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that Buyer or the Companies may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach or inaccuracy of any of the representations and warranties made by Seller in or pursuant to this Agreement, (ii) any failure by Seller to perform any of its covenants and obligations set forth in this Agreement or in any agreement, document or instrument delivered pursuant hereto and (iii) the Excluded Liabilities; provided, however, that Seller shall not be required to indemnify Buyer or the Companies pursuant to Section 8.1((a))(i) hereof in respect of the representations and warranties made by Seller unless such right to indemnification is asserted by Buyer or the Companies (whether or not such Losses have actually been incurred) by written notice to Seller within the following time periods:

      (w) with respect to the representations and warranties set forth in Sections 3.15 and 3.16 hereof, insofar as they related to compliance with Tax Laws and ERISA, within the applicable statute of limitations with respect to the underlying Law which forms the basis of such claim (including all extensions thereof agreed to with Tax authorities);

      (x) with respect to the representations and warranties set forth in Sections 3.1, 3.2 and 3.4 and the first sentence of Section 3.8 hereof, without time limitations;

      (y) with respect to the representations and warranties set forth in Section 3.19 hereof, within 24 months after the Closing Date; and

      (z) with respect to all other representations and warranties set forth in Article III hereof, within 18 months after the Closing Date.

      Notwithstanding the foregoing, Seller shall not be required to indemnify Buyer or the Companies pursuant to Section 8.1((a))(i) in respect of the representations and warranties made by Seller unless and until the amount of all Losses for which indemnification is sought hereunder first exceeds one percent (1%) of the Final Purchase Price, in which event all Losses in excess of such amount shall be subject to indemnification. Seller’s aggregate obligation pursuant to Section 8.1((a))(i) shall in no event exceed an amount equal to fifty percent (50%) of the Final Purchase Price.

      The amounts for which Seller shall be liable under Section 8.1((a)) hereof shall be net of any insurance proceeds received by Buyer or the Companies in connection with the facts giving rise to the right of indemnification (less any retroactive insurance premiums or other premium increase, where such increase results directly from filing the insurance claim related thereto).
      In the event a claim against Buyer or the Companies arises that is covered by the indemnity provisions of Section 8.1((a)) of this Agreement, notice shall be promptly given by Buyer or the Companies to Seller. Provided that Seller admits in writing to the party seeking indemnification that such claim is covered by the indemnity provisions of Section 8.1((a)) hereof, Seller shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Buyer agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Seller; provided, however, that Seller may not effect any settlement that could result in any cost, expense, liability or other Material Adverse Effect to Buyer or the Companies unless such party consents in writing to such settlement and Seller agrees to indemnify such party therefor. Buyer may select counsel to participate in any defense, in which event Buyer’s counsel shall be at the sole cost and expense of Buyer. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.
      Except as set forth in Sections 8.3 and 8.5 hereof, this Section 8.1 shall be the sole remedy of Buyer and the Companies against Seller after Closing for any claim arising in connection with the transactions contemplated herein, except for claims involving fraud by Seller. Seller’s representations and warranties made herein shall survive the Closing, but only to the extent and for such time as is necessary to enable Buyer and the Companies to enforce their rights to indemnification under this Section.
    Section 8.2.Buyer’s Indemnity.
      Buyer hereby agrees to indemnify and hold Seller harmless from and against, and agrees to defend promptly Seller from and to reimburse Seller for, any and all Losses that Seller may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in or pursuant to this Agreement, (ii) any failure by Buyer to perform any of its covenants and obligations set forth in this Agreement or in any agreement, document or instrument delivered pursuant hereto, and (iii) all liabilities of the Companies (whether arising before or after the Effective Time of Closing) except to the extent such liabilities or obligations are indemnifiable by Seller pursuant to Section 8.1 hereof; provided, however, that Buyer shall not be required to indemnify Seller pursuant to Section 8.2((a))(i) hereof in respect of the representations and warranties made by Buyer unless such right is asserted (whether or not such Losses have actually been incurred) by written notice to Buyer within 18 months after the Closing Date. Notwithstanding the foregoing, Buyer shall not be required to indemnify Seller pursuant to Section 8.2((a))(i) in respect of the representations and warranties made by Buyer unless and until the amount of all Losses for which such indemnification is sought hereunder first exceeds one percent (1%) of the Final Purchase Price, in which event all Losses in excess of such amount shall be subject to indemnification. Buyer’s aggregate obligation pursuant to Section 8.2((a))(i) shall in no event exceed an amount equal to fifty percent (50%) of the Final Purchase Price.
      The amounts for which Buyer shall be liable under Section 8.2((a)) hereof shall be net of any insurance proceeds received by Seller in connection with the facts giving rise to the right of indemnification (less any retroactive insurance premiums or other premium increase, where such increase results directly from filing the insurance claim related thereto).
      In the event a claim against Seller arises that is covered by the indemnity provisions of Section 8.2((a)) of this Agreement, notice shall be promptly given by Seller to Buyer. Provided that Buyer admits in writing to Seller that such claim is covered by the indemnity provisions of Section 8.2((a)) hereof, Buyer shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Seller agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Buyer; provided, however, that Buyer may not effect any settlement that could result in any cost, expense or liability to Seller unless Seller consents in writing to such settlement and Buyer agrees to indemnify Seller therefor. Seller may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of Seller. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.
      Except as provided in Sections 8.3, 8.4, 8.5, 8.8 and 8.11 hereof, this Section 8.2 shall be the sole remedy of Seller against Buyer after Closing for any claim arising in connection with the transactions contemplated herein, except for claims of fraud by Buyer. Buyer’s representations and warranties made herein shall survive the Closing, but only to the extent and for such time as is necessary to enable Seller to enforce its rights to indemnification under this Section.
    Section 8.3.Employee Benefit Matters.
      Seller and Buyer agree that the obligations of the Companies with respect to the following Employee Benefit Plans and the participation of the Companies’ Continuing Employees and their dependents and beneficiaries therein shall cease at or prior to the Effective Time of Closing, and no Company Employee, dependent or beneficiary shall have any claim against the Companies arising out of such plans after the Effective Time of Closing:
        Chesapeake Corporation 401(k) Savings Plan for Salaried Employees;
        Chesapeake Corporation 401(k) Savings Plan for Hourly Employees;
        Chesapeake Corporation Retirement Plan for Salaried Employees;
        Chesapeake Corporation Salaried Employees’ Stock Purchase Plan;
        Chesapeake Corporation Hourly Employees’ Stock Purchase Plan;
        Chesapeake Corporation Group Life, Medical and Dependent Life Plan for Salaried Employees;
        Chesapeake Corporation Flex Plan for Salaried Employees;
        Chesapeake Corporation Travel Accident Plan for Salaried Employees;
        Chesapeake Corporation 1987 Stock Option Plan;
        Chesapeake Corporation 1993 Incentive Plan;
        Chesapeake Corporation 1997 Incentive Plan (including the 1998-2000 Cycle of the Long-Term Incentive Plan, the Officers’ Deferred Compensation Program, and the Officers’ Incentive Program);
        Chesapeake Corporation Long-Term Disability Plan for Salaried Employees;
        Chesapeake Corporation Sick Leave (Short-Term Disability) Plan for Salaried Employees;
        Chesapeake Corporation Salaried Employees’ Benefits Continuation Plan;
        Chesapeake Corporation Executive Supplemental Retirement Plan;
        Chesapeake Corporation 401(k) Restoration Plan;
        Chesapeake Corporation Foundation Matching Gift and Scholarship Programs;
        Chesapeake Corporation Retirement Plan for Hourly Employees;
        Chesapeake Corporation Hourly Flex Plan;
        Chesapeake Corporation Employee Assistance Program;
        Chesapeake Corporation Severance Benefits Plan for Employees;
        Chesapeake Corporation Roanoke Container Division Salaried Employees’ Profit Sharing Plan; and
        Lawless Holding Corporation Profit Sharing Plan.

      Buyer (and the Companies after the Effective Time of Closing) shall have no liability, duties or obligations with respect to the above-listed plans to Seller or to any Company Employee or beneficiary, dependent or other party enforcing the same or having or claiming an interest thereunder, including governmental agencies.

      When used in this Section 8.3, the following terms shall have the meanings specified;
        "Buyer’s Plan" means a defined benefit pension plan or plans that is qualified under Section 401(a) of the Code and that is adopted or designated by Buyer to receive the Salaried Plan Spinoff Amount and the Hourly Plan Spinoff Amount.
        "Continuing Employee" means an individual employed by any of the Companies at and after the Effective Time of Closing including active employees and those on leave of absence, sick leave or short-term disability.
        "Binghamton Plan" means the Chesapeake Packaging Co. Binghamton Division Retirement Plan for Hourly Employees.
        "Binghamton Plan Benefit" means the total of the present value of the accrued benefits (whether or not vested) of each Binghamton Plan participant, computed as of the Closing Date in accordance with the actuarial assumptions and methods specified in Exhibit 8.3(a) attached hereto.
        "Hourly Employee" means each employee of the Companies who is paid on an hourly basis and who is employed by any of the Companies at the Effective Time of Closing.
        "Hourly Plan" means the Chesapeake Corporation Retirement Plan for Hourly Employees.
        "Hourly Plan Benefit" means the total of the present value of the accrued benefits (whether or not vested) of each Hourly Plan participant who is employed by any of the Companies on the day after the Closing Date, such amount to be computed as of the Closing Date.
        "Hourly Plan Spinoff Amount" means the amount required to be transferred under Code section 414(l) with respect to all Hourly Employees who are employed by either of the Companies on the day after the Closing Date, such amount to be computed as of the Closing Date in accordance with the actuarial assumptions and methods specified in Exhibit 8.3(b) attached hereto.
        "Louisville Plan" means the Chesapeake Packaging Co. Louisville and St. Anthony Divisions Retirement Plan for Hourly Employees.
        "Louisville Plan Benefit" means the total of the present value of the accrued benefits (whether or not vested) of each Louisville Plan participant, computed as of the Closing Date in accordance with the actuarial assumptions and methods specified in Exhibit 8.3(c) attached hereto.
        "Salaried Employee" means each employee of the Companies who is paid on a salaried basis and who is employed by any of the Companies at the Effective Time of Closing.
        "Salaried Plan" means the Chesapeake Corporation Retirement Plan for Salaried Employees.
        "Salaried Plan Benefit" means the total of the present value of the accrued benefits (whether or not vested) of each Salaried Employee who is employed by any of the Companies on the day after the Closing Date, such amount to be computed as of the Closing Date.
        "Salaried Plan Spinoff Amount" means the amount required to be transferred under Code Section 414(l) with respect to all Salaried Employees who are employed by any of the Companies on the day after the Closing Date, such amount to be computed as of the Closing Date in accordance with the actuarial assumptions and methods specified in Exhibit 8.3((d)) attached hereto.

      (c) (i) Buyer agrees to adopt and maintain welfare benefit plans (as defined in Section 3(1) of ERISA) (the "Buyer’s Welfare Plans") that, as of the Closing Date, provide benefits to Salaried Employees and Hourly Employees who are Continuing Employees, and to their beneficiaries and dependents that, taken as a whole, are at least substantially equivalent to benefits provided to Buyer’s similarly situated employees as of the Closing Date; provided, however, that Salaried Employees who are Continuing Employees who retire after the Closing Date, who were at least age 45 on December 31, 1999, and an active employee of the Seller on such date, and who retire (with immediate commencement of retirement benefits) from the employment of Buyer with at least 10 years of service with the Companies, Seller and Buyer and any of their Affiliates, shall be eligible for retiree medical benefits until the employee attains age 65 or the dependent spouse attains age 65 under a different program offered by Buyer that takes into account service with the Companies, Seller and Buyer and their Affiliates. With respect to such Continuing Employees, and their beneficiaries and dependents, Buyer’s Welfare Plans shall not include a waiting or eligibility period (except to the extent any such Continuing Employees, beneficiaries or dependents are subject to a waiting or eligibility period under the Welfare Plans) or a preexisting condition restriction or limitation and, to the extent that such Continuing Employees, or their dependents or beneficiaries have satisfied any internal limits, deductibles or copayment requirements of the Welfare Plans for the year that includes the Closing Date, such amounts will be credited toward the satisfaction of any such requirements under Buyer’s Welfare Plans to the extent normally allowed under Buyer’s Welfare Plan.

        Seller and the Welfare Plans will remain responsible for administering and paying claims of Salaried Employees and Hourly Employees of the Companies, former Salaried Employees and former Hourly Employees of the Companies who retired or terminated employment before the Closing Date and their dependents and beneficiaries to the extent such claims were incurred prior to the Effective Time of Closing. Buyer and the Buyer’s Welfare Plans covering Salaried Employees and Hourly Employees who are Continuing Employees, will be responsible for claims incurred by such employees and for dependents and beneficiaries of such Employees incurred at or after the Effective Time of Closing.
        (A)Buyer and Buyer’s Welfare Plans will be responsible for claims incurred at or after the Effective Time of Closing by Salaried Employees and Hourly Employees who are Continuing Employees of the Companies who cease to be employed after the Closing Date and for dependents and beneficiaries of such Continuing Employees.

      (B) Buyer and Buyer’s Welfare Plans shall be responsible for any continuation coverage obligations under COBRA with respect to each Continuing Employee and each qualifying beneficiary (as defined in Section 4980B(g) of the Code) of a Continuing Employee with respect to any qualifying event (as defined in Section 4980B(f) of the Code) that occurs on or after the Effective Time of Closing. Seller and Seller’s Welfare Plans shall be responsible for any continuation coverage obligations under COBRA with respect to any qualifying beneficiaries with respect to any qualifying event that occurs before the Effective Time of Closing.

      Buyer shall be responsible for workers’ compensation benefits that are payable on or after the Closing Date, regardless of whether the injury, accident or illness occurred before the Closing Date and shall pay such benefits or promptly reimburse Seller for any such benefits paid by Seller. Seller shall be responsible for workers’ compensation benefits that are payable before the Closing Date.
      (i)Buyer agrees to adopt and maintain pension benefit plans (as defined in Section 3(2) of ERISA) (the "Buyer’s Plan") that, as of the Closing Date, provide benefits to Continuing Employees that are at least substantially equivalent to such benefits provided to similarly situated employees of the Buyer as of the Closing Date. Buyer agrees that, with respect to any Salaried or Hourly Employee of any of the Companies who is a Continuing Employee, Buyer’s Plan shall recognize for all purposes (including the application of the benefit formula under Buyer’s Plan to Continuing Employees) service with the Companies, the Seller and Affiliates of the Seller prior to the Closing Date to the same extent that such service is recognized for such purposes under the Salaried Plan or Hourly Plan as of the Closing Date.

        Buyer agrees to cause Buyer’s Plan to assume liability for the Salaried Plan Benefits which accrued prior to the Closing Date and which commence to be paid to Salaried Employees who are Continuing Employees of the Companies (or their surviving spouse, beneficiary or alternate payee) on or after the Closing Date; provided, however, that the receipt by Buyer’s Plan of the Salaried Plan Spinoff Amount shall be a condition precedent to the assumption of such liability. Buyer and Seller agree to comply with all rules and procedures established by the IRS and the PBGC with respect to the assumption of such liability.
        Prior to the Effective Time of Closing, Seller shall amend the Salaried Plan to fully vest each Salaried Plan participant who is a Continuing Employee in his accrued benefit under such plan. Seller agrees to cause the trustee of the Salaried Plan to transfer no later than 10 Business Days following the later of the Closing Date or the date that Seller receives from Buyer all necessary approvals, authorizations, information or similar requirements to effect the transfer (the "Initial Transfer Date"), an amount in cash equal to 90% of the estimated Salaried Spinoff Amount (the "Initial Salaried Spinoff Amount"), and as soon as practicable thereafter (but in no event more than 10 Business Days after the Seller has received from the Buyer all necessary approvals, authorizations, information or similar requirements to effect the transfer) an amount in cash equal to the Salaried Spinoff Amount reduced by the Initial Salaried Spinoff Amount (the "Final Salaried Spinoff Amount"), plus interest of the Short Term Interest Fund ("STIF") rate applicable to the Salaried Plan on (i) the Salaried Spinoff Amount for the period between the Closing Date and the Initial Transfer Date and (ii) the Final Salaried Spinoff Amount for the period between the Initial Transfer Date and the date on which such assets are actually transferred, minus a reasonable pro rata portion of the expenses of the trust of the Salaried Plan incurred from the Closing Date to the date of transfer. In the event the Initial Salaried Spinoff Amount exceeds the Salaried Spinoff Amount, Buyer shall cause the trustee of the Buyer’s Plan to transfer to the Salaried Plan the amount in cash of any overpayment as soon as possible after the date of determination (but not more than 10 Business Days after Buyer has received from Seller all necessary approvals, authorizations, information or similar requirements to effect the transfer), plus interest on such amount at the STIF rate applicable to Buyer’s Plan for the period between the Initial Transfer Date and the date on which the overpayment is transferred to the Seller’s Plan, less a reasonable pro rata portion of the expenses the trust of the Buyer’s Plan incurred from the Initial Transfer Date to the date of repayment. Buyer and Seller agree to comply with all rules and procedures established by the IRS and the PBGC with respect to such transfer. Buyer warrants that, as of each date of transfer, the IRS will have determined that the Buyer’s Plan is qualified in its form, and its concomitant trust exempt from Tax, under Sections 401(a) and 501(a) of the Code, respectively.
        Buyer and Seller shall take such actions as are necessary or appropriate to accomplish the transfer of the Salaried Plan Spinoff Amount and the liability for the Salaried Plan Benefits to the Buyer’s Plan including, without limitation, the timely filing of IRS Forms 5310-A and the timely filing of any necessary PBGC filings.
        Any calculations of the amount to be transferred under this Section 8.3(e) by Seller’s actuary shall be subject to review and mutual agreement between Buyer’s and Seller’s actuaries, which agreement will not be unreasonably withheld by either party.
      (i)Buyer agrees to cause Buyer’s Plan to assume liability for the Hourly Plan Benefits which accrued prior to the Closing and which commence to be paid to Hourly Plan participants who are Continuing Employees (or their surviving spouse, beneficiary or alternate payee) on or after the Closing Date; provided, however, that the receipt by Buyer’s Plan of the Hourly Plan Spinoff Amount shall be a condition precedent to the assumption of such liability. Buyer and Seller agree to comply with all rules and procedures established by the IRS and the PBGC with respect to the assumption of such liability.

        Prior to the Effective Time of Closing, Seller shall amend the Hourly Plan to fully vest each Hourly Plan participant who is a Continuing Employee in his accrued benefit under the Hourly Plan. Seller agrees to cause the trustee of the Hourly Plan to transfer, no later than the Initial Transfer Date, an amount in cash equal to 90% of the estimated Hourly Spinoff Amount (the "Initial Hourly Spinoff Amount"), and as soon as practicable thereafter (but in no event more than 10 Business Days after the Seller has received from the Buyer all necessary approvals, authorizations, information or similar requirements to effect the transfer) an amount in cash equal to the Hourly Spinoff Amount reduced by the Initial Hourly Amount (the "Final Hourly Spinoff Amount"), plus interest at the STIF rate applicable to the Hourly Plan on (i) the Hourly Spinoff Amount for the period between the Closing Date and the Initial Transfer Date and (ii) the Final Hourly Spinoff Amount for the period between the Initial Transfer Date and the date on which such assets are actually transferred, minus a reasonable pro rata portion of the expenses of the trust of the Hourly Plan incurred from the Closing Date to the date of transfer. In the event the Initial Hourly Spinoff Amount exceeds the Hourly Spinoff Amount, Buyer shall transfer in cash the amount of any overpayment as soon as possible after the date of determination (but not more than 10 Business Days after Buyer has received from Seller all necessary approvals, authorizations, information or similar requirements to effect the transfer), plus interest at the STIF rate applicable to Buyer’s Plan on such amount for the period between the Initial Transfer Date and the date on which the excess amount is repaid to the Seller’s Plan, minus a reasonable pro rata portion of the expenses the trust of the Buyer’s Plan incurred from the Initial Transfer Date to the date of repayment. Buyer and Seller agree to comply with all rules and procedures established by the IRS and the PBGC with respect to such transfer. Buyer warrants that, as of each date of transfer, the IRS will have determined that the Buyer’s Plan is qualified in its form, and its concomitant trust exempt from Tax, under Sections 401(a) and 501(a) of the Code, respectively.
        Buyer and Seller shall take such other actions necessary or appropriate to accomplish the transfer of the Hourly Plan Spinoff Amount and the liability for the Hourly Plan Benefits to the Buyer’s Plan including, without limitation, the timely filing of IRS Forms 5310-A and the timely filing of any necessary PBGC filings.
        Any calculations of the amount to be transferred under this Section 8.3(f) by Seller’s actuary shall be subject to review and mutual agreement between Buyer’s and Seller’s actuaries, which agreement will not be unreasonably withheld by either party.
      (i)Buyer agrees that as of the Effective Time of Closing, Buyer shall assume sponsorship of the Binghamton Plan. With respect to any Continuing Employee, the Binghamton Plan shall continue to recognize, for all purposes, service with any of the Companies, the Seller and Affiliates of the Seller prior to the Closing Date to the same extent that such service is recognized under the Binghamton Plan as in effect on such date. The Binghamton Plan and Buyer shall be responsible for all liabilities and obligations of the Binghamton Plan, including, without limitation, benefits accrued prior to the Closing Date and benefits payable to any Binghamton Plan participants who retired or separated from service prior to the Closing Date.

        No later than the Effective Time of Closing, Buyer agrees to establish or designate a trust that is exempt from tax under Section 501(a) of the Code to receive the assets of the Binghamton Plan. Seller agrees to transfer the Binghamton Plan assets to such trust no later than the Initial Transfer Date (or such other date as may be mutually agreed upon by the Buyer and Seller) and after the establishment or designation of such trust. The Binghamton Plan assets transferred shall reflect gains, losses and reasonable expenses of the trust of the Binghamton Plan incurred from the Closing Date to the date of transfer.
      (i)Buyer agrees that as of the Effective Time of Closing, Buyer shall assume sponsorship of the Louisville Plan. With respect to any Continuing Employee, the Louisville Plan shall continue to recognize, for all purposes, service with any of the Companies, the Seller and Affiliates of the Seller prior to the Closing Date to the same extent that such service is recognized under the Louisville Plan as in effect on such date. The Louisville Plan and Buyer shall be responsible for all liabilities and obligations of the Louisville Plan, including, without limitation, benefits accrued prior to the Closing Date and benefits payable to any Louisville Plan participants who retired or separated from service prior to the Closing Date.

        No later than the Effective Time of Closing, Buyer agrees to establish or designate a trust that is exempt from tax under Section 501(a) of the Code to receive the assets of the Louisville Plan. Seller agrees to transfer the Louisville Plan assets to such trust no later than the Initial Transfer Date (or such other date as may be mutually agreed upon by the Buyer and Seller) and after the establishment or designation of such trust. The Louisville Plan assets transferred shall reflect gains, losses and reasonable expenses of the trust of the Louisville Plan incurred from the Closing Date to the date of transfer.
      Seller agrees that the sum of (1) the assets of the Binghamton Plan as of the Closing Date plus (2) the assets of the Louisville Plan as of the Closing Date will equal or exceed the aggregate sum of (1) the Binghamton Plan Benefit plus (2) the Louisville Plan Benefit, computed as of the Closing Date in accordance with the actuarial assumptions and methods specified in Exhibits 8.3((a)) and 8.3(c) attached hereto.
      Buyer agrees that a defined contribution plan that is qualified under Sections 401(a) and 401(k) of the Code established or designated by Buyer shall accept transfers of any Continuing Employees’ account balances under the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees. Buyer further agrees that, as of the Closing Date, the established or designated plan shall provide benefits or benefit accruals that, taken as a whole, are at least substantially equivalent to the benefits or benefit accruals provided to Buyer’s similarly situated employees as of the Closing Date. Upon the transfer of said account balances, the established or designated plan and Buyer shall be responsible for all liabilities and obligations of the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees to such Continuing Employees to the extent of the amounts transferred and Buyer’s Plan shall recognize, for all purposes, service with the Companies, the Seller and Affiliates of the Seller prior to the Closing Date to the same extent that such service is recognized under the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees as in effect on such date. The transfer of account balances from the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees shall comply with all rules and procedures established by the IRS with respect to such transfers.
      Buyer agrees that a defined contribution plan that is qualified under Sections 401(a) and 401(k) of the Code established or designated by Buyer shall accept transfers of any Continuing Employees’ account balances under the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees. Buyer further agrees that, as of the Closing Date, the established or designated plan shall provide benefits or benefit accruals that, taken as a whole, are at least substantially equivalent to the benefits or benefit accruals provided to Buyer’s similarly situated employees as of the Closing Date. Upon the transfer of said account balances, the established or designated plan and Buyer shall be responsible for all liabilities and obligations of the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees to such Continuing Employees to the extent of the amounts transferred and Buyer’s Plan shall recognize, for all purposes, service with the Companies, the Seller and Affiliates of the Seller prior to the Closing Date to the same extent that such service is recognized under the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees as in effect on such date. The transfer of account balances from the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees shall comply with all rules and procedures established by the IRS with respect to such transfers.
      Within ninety (90) days after the Effective Time of Closing, Buyer agrees to establish or designate one or more trusts exempt from tax under Section 501(a) of the Code to receive the transfer of account balances in accordance with Sections 8.3((j)) and 8.3((k)) hereof. Prior to the Effective Time of Closing, Seller shall amend the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees and the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees to fully vest each Continuing Employee in his account balance under such plans. Seller agrees to cause the trustee of such plans to transfer the aggregate account balances as soon as practicable after the establishment or designation of such trust in cash and shares of Chesapeake Corporation Common Stock held in the "Chesapeake Common Stock Fund," according to the investment of each Continuing Employee’s account as of the date of the transfer. Any outstanding loans will be transferred with the underlying accounts. Buyer agrees that, with respect to the amount of transferred Chesapeake Common Stock, it will maintain the "Chesapeake Common Stock Fund" for at least one year following the transfer date.
      As soon as practicable after the Closing Date, but in no event later than ninety (90) days after the Closing Date, Seller shall prepare and deliver to Buyer the following information with respect to (i) each Continuing Employee and (ii) each former employee of the Companies who is a participant in the Binghampton or Louisville Plan, as applicable as of the Closing Date:
        name;
        Social Security number;
        accrued normal retirement benefit amount, payable as a single life annuity, under the Salaried, Hourly, Binghamton and Louisville Plans;
        years (and fractions) of service recognized for benefit accrual purposes under the Salaried, Hourly, Binghamton and Louisville Plans;
        years (and fractions) of service recognized for vesting purposes under the Salaried, Hourly, Binghamton and Louisville Plans;
        pension compensation data for the last 10 years; and
        W-2 compensation data to the extent available electronically.

      From time to time after the Closing Date, Seller and Buyer may require information with respect to one or more employees. Seller and Buyer agree to furnish such information to the other, if available, within thirty (30) days after receipt of any reasonable and lawful written request from the other.

      Buyer agrees to adopt or designate a supplemental executive retirement plan (the "Buyer’s SERP") for the benefit of Continuing Salaried Employees who participate in the Chesapeake Corporation Executive Supplemental Retirement Plan (the "SERP"). The Buyer’s SERP shall provide benefits or benefit accruals that equals the sum of (i) the benefits or benefit accruals provided under the SERP as of the Closing Date (the "Frozen SERP") plus (ii) 8% interest per year for each year or partial year, compounded annually, on the Frozen SERP amount; provided, however, that such employees will be entitled to benefits or benefit accruals under Buyer’s SERP formula taking into account service with the Buyer after the Closing Date and service with any of the Companies, the Seller and Affiliates of Seller prior to the Closing Date, if such amount is greater than the sum of (i) plus (ii) above.
      Buyer agrees that it will credit (or cause the Companies to credit) Continuing Employees with vacation time that is earned under the terms of the Companies’ respective vacation policies in effect prior to the Effective Time of Closing but is unused as of the Closing Date to the extent accrued on the Companies’ books, and Buyer will recognize (or cause the Companies to recognize) service with Seller, the Companies and their respective Affiliates for purposes of earning vacation time from and after the Effective Time of Closing.
      Buyer agrees to pay (or cause the Companies to pay, at Buyer’s or the Companies’ sole cost and expense), to Continuing Employees who are terminated without cause (as defined in the Chesapeake Packaging Co. Severance Benefits Plan for Employees) within one year of the Closing Date, severance pay and other benefits under the Chesapeake Packaging Co. Severance Benefit Plan for Employees, in accordance with the terms of such plan as of the Effective Time of Closing, and Buyer will recognize (or cause the Companies to recognize) service with the Seller, the Companies and their respective Affiliates both before and after the Effective Time of Closing for purposes of the payment of any severance pay; provided, however, that Seller agrees to reimburse Buyer for any severance pay paid to Continuing Employees who are terminated within one year after to the Closing Date under such programs, to the extent that the amount paid exceeds the amount that would be payable under Buyer’s severance programs covering similarly situated employees, up to a maximum aggregate amount of $150,000.
      Buyer agrees that it will cause the Companies to perform their respective obligations under the Employment and Severance Benefit Agreements listed on Exhibit 3.16 attached hereto, in accordance with the terms of such agreements in effect as of the Effective Time of Closing.
    Section 8.4.Employee Matters.

    Buyer acknowledges that the employment related actions by the Companies before Closing may be considered in conjunction with any other "employment loss" (within the meaning of WARN) or other actions by the Companies on or after the Closing Date to result in a "mass layoff" or "plant closing" within the meaning of WARN. Buyer agrees to be solely responsible for, and to indemnify and hold Seller harmless from, all liabilities and obligations, including attorneys’ fees, under WARN or any other Law requiring notice prior to termination of employment or the payment of severance pay, wages or benefits as a result of or with respect to (i) the transactions contemplated by this Agreement, (ii) layoffs, employment terminations or other employment related actions or omissions occurring after the Closing Date (whether such actions alone or in conjunction with the employment related actions by the Companies before Closing give rise to such liabilities or obligations) and (iii) layoffs, employment terminations or other employment related actions or omissions occurring prior to the Closing Date, if such liabilities or obligations arise as a result of an "employment loss" (within the meaning of WARN) or other actions taken by the Buyer or the Companies on or after the Closing Date.

    Section 8.5.Income Tax Matters.
      Federal Income Taxes in General. The Income Tax items of the Companies for periods ending on or before the Closing Date shall be included in the consolidated federal Income Tax Return of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Seller is a member. Except as otherwise provided in this Section 8.5, Seller shall be responsible for and shall hold Buyer and the Companies harmless from any federal Income Taxes of the Companies (including any amount payable by reason of Treasury Regulation 1.1502-6 or successor regulation of similar import) not heretofore paid, and shall be entitled to any reductions in such Taxes or refunds (including interest) not heretofore received, for taxable periods ending on or before or, with respect to the consolidated federal Income Tax Return of Seller’s affiliated group, including the Closing Date. If Buyer or either of the Companies receive any such refund, Buyer shall promptly pay (or cause the Company to pay) the entire amount of the refund (including interest) to Seller.

      Buyer and the Companies shall be responsible for and shall hold Seller harmless from all federal Income Taxes of the Companies for any taxable period beginning after the Closing Date and, with respect to prior taxable periods, for all federal Income Taxes resulting from any action taken without Seller’s written consent by Buyer or the Companies after the Closing (including, without limitation, actions taken outside the ordinary course of business and occurring on the Closing Date). Buyer and the Companies shall be entitled to all refunds of such Taxes (including interest).

      State Income Taxes in General. Seller shall be responsible for preparing and filing the state Income Tax Returns of the Companies for taxable periods ending on or before the Closing Date. Except as otherwise provided in this Section 8.5, Seller shall hold Buyer and the Companies harmless from any state Income Taxes of the Companies (including any amount payable by reason of any applicable provision of state Income Tax Law similar to Treasury Regulation 1.1502-6 or successor regulation of similar import) not heretofore paid and shall be entitled to any reductions in such Taxes or refunds (including interest) not heretofore received for such taxable periods and, with respect to state Income Taxes of Seller or any corporation affiliated with Seller with which the Companies file a combined or similar state Income Tax Return, the taxable period including the Closing Date. If Buyer or either of the Companies receive any such refund, Buyer shall promptly pay (or cause the Company to pay) the entire amount of such refund (including interest) to Seller.

      Buyer and the Companies shall be responsible for and shall hold Seller harmless from all state Income Taxes of the Companies for any taxable period beginning after the Closing Date and, with respect to prior taxable periods, for all state Income Taxes resulting from any action taken without Seller’s written consent by Buyer or the Companies after the Closing (including, without limitation, actions taken outside the ordinary course of business and occurring on the Closing Date). Buyer and the Companies shall be entitled to all refunds of such Taxes (including interest).

      Except as otherwise provided in this Section 8.5, Seller shall hold Buyer and the Companies harmless from any Other Taxes of the Companies not heretofore paid and shall be entitled to any reductions in or refunds of such Other Taxes (including interest) not heretofore received for taxable periods ending on or before the Closing Date. If Buyer or either Company receives any such refund, Buyer shall promptly pay (or cause the Company to pay) the entire amount of such refund (including interest) to Seller. Buyer and the Companies shall be responsible for and shall hold Seller harmless from all Other Taxes of the Companies for any taxable period beginning after the Closing Date and, with respect to prior taxable periods, for all Other Taxes resulting from any action taken without Seller’s written consent by Buyer or the Companies after the Closing (including, without limitation, actions taken outside the ordinary course of business and occurring on the Closing Date). Buyer and the Companies shall be entitled to all refunds of such Taxes (including interest).

      The Companies shall be responsible for timely filing Other Tax Returns for all taxable periods ending on or before the Closing Date. Except as otherwise required by Law, such Other Tax Returns shall be prepared by using the Tax accounting methods, elections and practices used by the Companies for the immediately preceding taxable period. At least 14 Business Days prior to the filing due date of any such Other Tax Return, the Companies shall (and Buyer shall cause the Companies to) forward such Tax Return, and copies of all related workpapers, to Seller for its review and comment. If Seller disagrees with any item on such Other Tax Return, it shall promptly notify Buyer of such matter, and Buyer shall make (or cause to be made) any changes in such Other Tax Returns that are reasonably requested by Seller. Neither of the Companies shall file (nor shall the Buyer permit them to file) any amended Other Tax Return for any period ending on or before the Closing Date without Seller’s written consent.

      Straddle Periods. If either Company is required to file any Tax Return for a taxable period covering days before and after the Closing Date, Buyer shall cause such return to be filed and shall be responsible for the payment of any Tax for such period. However, Seller shall pay to Buyer, as an adjustment to the Final Purchase Price, the amount by which the Tax attributable to the period through the Closing Date exceeds the sum of the amount of such Tax paid (including payments of estimated Tax) on or before the Closing Date plus the amount of such Tax reflected on the Final Statement of Working Capital. The Tax attributable to the period through the Closing Date shall be determined (i) as if that period were a separate taxable period, and (ii) except as otherwise required by Law, by using the Tax accounting methods and Tax elections used by the Companies before the Closing Date. Seller shall compute the amount of the Companies’ Tax attributable to the period through the Closing Date and shall notify Buyer of such amount in writing no later than 90 days after the Closing Date. Within 45 days after the date of such notification, Seller shall pay to Buyer the excess of (i) the amount of Tax determined by Seller as attributable to the portion of the period through the Closing Date, over (ii) the sum of the amount of the Tax for the taxable period paid (including payments of estimated Tax) on or before the Closing Date plus the amount of such Tax reflected on the Final Statement of Working Capital, unless within 30 days after such date, Buyer notifies Seller in writing that Buyer disagrees with the computation of any such amount. In that case, Seller and Buyer shall proceed in good faith to determine the correct amount, and Seller’s payment to Buyer shall be due the later of (i) the time specified in the immediately preceding sentence, and (ii) 10 days after Seller and Buyer agree to the amount payable.
      Taxes Resulting From Section 338 Elections. The Seller and Buyer shall join in making an election under Section 338(h)(10) of the Code with respect to the Companies (and shall join in making any corresponding election under state Law). Seller shall prepare and file the returns for, be responsible for the payment of, indemnify and hold Buyer and the Companies harmless from, and be entitled to any refund of any federal and state income Taxes resulting from such election (and any corresponding election under state Law) for periods ending on or before the Closing Date. The parties acknowledge that the effect of an election under Section 338(h)(10) of the Code will be to cause each of the Companies with respect to which such election is made to be treated as two corporations for federal income Tax purposes: (i) an "old" corporation, which shall be treated (a) as having sold all of its assets in a taxable transaction as of the end of the Closing Date while a member of Seller’s affiliated group, and (b) as having completely liquidated pursuant to Sections 332 and 337 of the Code, and (ii) a "new" corporation, which shall be treated as having purchased (as of the beginning of the day after the Closing Date) the assets deemed sold by the old corporation. The parties hereto further intend for such elections to be effective, if possible, for state (as well as federal) income Tax purposes, and they shall timely execute and file any documents that may be required under any applicable Law for such elections (or any corresponding elections under state Law) to be effective for state income Tax purposes.

      Buyer and Seller shall cooperate as provided in this Section 8.5(e) to determine, in accordance with all applicable Treasury Regulations promulgated under Section 338 of the Code, the deemed sales prices of the assets of each of the Companies. Buyer initially shall determine such deemed sales prices and shall notify Seller in writing of the prices so determined ("Buyer’s Deemed Sales Price Notice") within 90 days after the Closing Date. Seller shall be deemed to have accepted such determination unless, within 60 days after the date of Buyer’s Deemed Sales Price Notice, Seller notifies Buyer in writing of (i) each proposed deemed sales price with which Seller disagrees, and (ii) for each such price, the amount that Seller proposes as the deemed sales price. If Seller provides such notice to Buyer, the parties shall proceed in good faith to determine mutually the deemed sales prices in dispute. Neither Buyer nor Seller shall take, nor shall they permit any affiliated corporation (including, without limitation, the Companies) to take, any position for income Tax purposes that is inconsistent with the deemed sales prices as finally determined hereunder; provided, however, that (i) the deemed purchase prices of the assets shall differ from the deemed sales prices to the extent necessary to reflect the inclusion in the total deemed purchase price of items (for example, Buyer’s capitalized acquisition costs) not included in the total deemed sales price and (ii) the amount realized upon the deemed sale of assets may differ from the deemed sales prices to reflect transaction costs that reduce the amount realized for federal income Tax purposes.

      Notwithstanding any other provision of this Agreement, the parties agree that, if Buyer makes or is deemed to have made an election under Section 338 (without an election being made under Section 338(h)(10)) of the Code with respect to any or all of the Companies, Buyer shall prepare and file the returns for, be responsible for the payment of, indemnify and hold Seller harmless from, and be entitled to any refund of any Taxes resulting from the election (and any corresponding election under state Law).

      Cooperation. Buyer agrees to cooperate and to cause the Companies to cooperate with Seller to the extent reasonably required after the Closing Date in connection with (i) the filing, amendment, preparation and execution of all Tax Returns with respect to any taxable period of the Companies ending on or before the Closing Date, (ii) contests concerning the Tax due for any such period and (iii) audits and other proceedings conducted by Tax authorities with respect to any such period. Within a reasonable time (but not more than 10 days) after Buyer or the Companies receive official notice of any such contest, audit or other proceeding, Buyer shall notify or cause the Companies to notify Seller in writing of such contest, audit or other proceeding. In any case where the Companies are responsible under applicable Law for the defense of such contest, audit or other proceeding, Seller shall have the right to conduct the defense at its expense, whether such contest, audit or other proceeding commenced before or commences after the Closing. Notwithstanding Seller’s obligations under the preceding provisions of this Section 8.5, Seller shall have no obligation to pay or to indemnify or hold Buyer or the Companies harmless from any Tax imposed or assessed as a result of (i) the failure of Buyer or the Companies to notify Seller as required by this paragraph, if such failure adversely affects Seller’s ability to respond adequately in a timely manner to the notice of contest, audit or other proceeding, or (ii) any action taken by Buyer or the Companies with respect to any contest, audit or other proceeding without Seller’s written consent.

      In addition, the parties agree that Seller shall be entitled to the federal and state income Tax benefit resulting from compensation deductions relating to the exercise after the Closing of options to purchase common stock of Seller by employees or former employees of the Companies. Seller shall claim such deductions, and the Companies shall not unless requested to do so by Seller. If the Companies realize any federal or state income Tax benefit resulting from any such deduction, the Companies and Buyer shall promptly notify Seller and shall promptly pay to Seller the amount of the Tax benefit realized plus any interest paid or credited thereon by any taxing authority.

      Seller agrees to make available to Buyer and the Companies records in the custody of Seller or of any member of the Seller’s affiliated group, to furnish other information and otherwise to cooperate to the extent reasonably required for the filing of Tax Returns relating to the Companies for any taxable period ending after the Closing Date. However, no loss, credit or other item of the Companies may be carried back without Seller’s written consent, which Seller may withhold in its absolute discretion, to a taxable period for which the Companies and Seller or any corporation affiliated with Seller filed a consolidated, unitary or combined return.

      Seller agrees to cooperate with Buyer, and Buyer agrees to cooperate (and cause the Companies to cooperate) with Seller, to the extent necessary in connection with the filing of any Tax Return relating to the Buyer’s acquisition of the Companies.

      Payment of Accrued Taxes. Seller has the right to receive from the Companies accrued but unpaid Taxes for taxable periods ending on or before the Closing Date. If funds for any such Taxes have not been paid by the Companies to Seller before Closing, such funds shall be payable (and Buyer shall cause such funds to be paid) upon Seller’s demand to the extent such Taxes are reflected as a liability on the Final Statement of Working Capital.
      Termination of Tax-Sharing Agreement. After the Closing, this Section 8.5 shall supersede any and all Tax-sharing or similar agreements to which (i) the Companies, on the one hand, and (ii) Seller or any of its Affiliates, on the other hand, are parties. Neither the Companies, Seller nor any such Affiliates shall have any obligation or right with respect to each other under any such prior agreement after the Closing.
      Relationship of Section 8.5 to Sections 8.1 and 8.2. Any conditions or limitations set forth in Section 8.1 or 8.2 with respect to amount of claims or liability shall not apply to any claim or liability to which this Section 8.5 applies or relating to any breach of any obligation under this Section 8.5. In the event of any inconsistency between provisions of Section 8.1 or 8.2 and Section 8.5, this Section 8.5 shall control.
      Notwithstanding any other provision of this Agreement, the covenants and obligations set forth in this Section 8.5 shall survive until, and any claim for indemnification with respect thereto must be made prior to, the expiration of the applicable statute of limitations with respect to the underlying Tax claim (including any valid extensions).
    Section 8.6.Indemnity Amounts to be Computed on After-Tax Basis.

    The amount of any indemnification payable under any of the provisions of this Article VIII shall be (i) net of any federal or state income Tax benefit realized or the then-present value (based on a discount rate of 10% percent) of any such income Tax benefit to be realized by the indemnified party (or, where Buyer is the indemnified party, the Companies) by reason of the facts and circumstances giving rise to the indemnification, and (ii) increased by the amount of any federal or state income Tax required to be paid by the indemnified party on the accrual or receipt of the indemnification payment. For purposes of the preceding sentence, the amount of any state income Tax benefit or cost shall take into account the federal income Tax effect of such benefit or cost.

    Section 8.7.Records.

    Buyer shall cause the Companies to preserve and keep, free of charge, all original books, papers and records of the Companies relating to periods prior to the Closing Date for a period of no less than seven years following the Closing Date. Buyer agrees to permit Seller and its attorneys, accountants, agents and designees access to such books, papers and records from and after the Closing Date for all reasonable purposes. Any such examination shall be at the expense of Seller, shall be performed at the place where such books, papers and records are regularly maintained and shall not interfere unreasonably with Buyer’s normal business activities. Buyer shall notify Seller at any time that it intends to destroy any or all of such books, papers and records, and Seller shall have the right to review and remove at Seller’s expense any of such books, papers and records.

    Section 8.8.No Use of Excluded Intangibles.

    Buyer agrees that without Seller’s consent it will not, nor will it permit the Companies after the Closing Date to, make any use of any of the Excluded Intangibles including, without limitation, the names "Chesapeake Corporation," "Chesapeake Packaging Co.," the wordmark "Chesapeake," the phrase "Resourceful by Nature" or the "rolling C" logo, or any variation thereof in any manner; provided, however, that the Companies may use such names and marks (i) for up to 120 days following the Closing Date on purchase orders, checks, business documents and the boxmakers’ seal on printing dies, and (ii) for up to 12 months following the Closing Date on work-in-process and finished goods inventory, building signage, trucks, trailers and similar uses; and provided further, that Buyer and the Companies shall indemnify and hold Seller harmless for any Losses suffered by Seller that are directly attributable to such use. Immediately following the Closing, each of the Companies shall change its corporate name to a name that does not make use of any of the names, phrases or marks set forth in this Section, or any names confusingly similar to such names, phrases or marks.

    Section 8.9.Cooperation in Third-Party Proceedings.
      Seller agrees that after the Closing, Seller shall provide such cooperation as Buyer and/or the Companies or their counsel may reasonably request in connection with any proceedings related to the conduct of the Companies prior to the Closing. Such cooperation shall include, without limitation, making employees of Seller available upon the reasonable request and at the expense of Buyer and/or the Companies, as the case may be, to consult with and assist Buyer and the Companies and their counsel in connection with any such proceedings and to prepare for and testify in any such proceedings, including depositions, trials and arbitration proceedings.
      Buyer agrees that after the Closing, Buyer shall provide and shall cause the Companies to provide such cooperation as Seller or its counsel may reasonably request in connection with any proceedings relating to the Companies to which Seller or any of its Affiliates is a party. Such cooperation shall include, without limitation, making employees of Buyer and the Companies available upon the reasonable request and at the expense of Seller to consult with and assist Seller and its counsel regarding any such proceedings and to prepare for and testify in connection with any such proceedings, including depositions, trials and arbitration proceedings.
    Section 8.10.Further Assurances.

    Seller shall, from time to time after the Closing, at Buyer’s and/or the Companies’ request, execute, acknowledge and deliver to such requesting Person other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as such requesting Person may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, the Stock, or to give effect to the transactions contemplated by this Agreement. Each of the parties hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

    Section 8.11.Paper Supply Agreement.

  Buyer acknowledges the existence of the Paper Supply Agreement, the terms and conditions thereof and Seller’s obligation to purchase paper products from St. Laurent Paper Products Corp. ("St. Laurent") in an amount based on a percentage of the requirements of certain of the Companies’ facilities. The parties hereto agree to use their reasonable best efforts to obtain the consent of St. Laurent to assign certain of Seller’s rights and obligations under the Paper Supply Agreement to Buyer at Closing pursuant to an assignment and assumption agreement to be mutually agreed to by the parties (the "Paper Supply Assignment Agreement"). In the event that the parties are unable to obtain the consent of St. Laurent to assign the Paper Supply Agreement to Buyer, Buyer agrees that, from and after the Effective Time of Closing, Buyer will cause the Companies to perform the obligations of Seller under the Paper Supply Agreement that were to be assigned pursuant to the Paper Supply Assignment Agreement and to indemnify and hold harmless Seller from all Losses relating to or arising from the nonperformance of such obligations by the Companies after the Effective Time of Closing.

  ARTICLE IX
  TERMINATION
    Section 9.1.Termination.

    Time is of the essence of this Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows: (a) at any time prior to the Closing Date by mutual written agreement of Seller and Buyer; (b) by Buyer on the Closing Date if any of the conditions set forth in Article VI of this Agreement shall not have been fulfilled by the Closing Date; (c) by Seller on the Closing Date if any of the conditions set forth in Article VII of this Agreement shall not have been fulfilled by the Closing Date; (d) by Seller or Buyer at any time after December 31, 2001, if, by the date of such termination and despite substantial adherence to the terms of this Agreement by such party, substantial progress toward Closing has not been made; or (e) by Seller, pursuant to Section 5.10(d) hereof.

    Section 9.2.Rights on Termination; Waiver.
      If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other (except any liability of any party then in breach of its obligations hereunder, as to which the party not in breach shall retain all of its rights and remedies under applicable Law); provided, that the parties’ obligations contained in Section 5.9 of this Agreement shall survive any such termination.
      If any of the conditions set forth in Article VI of this Agreement have not been satisfied, Buyer may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. If any of the conditions set forth in Article VII of this Agreement have not been satisfied, Seller may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby.
  ARTICLE X
  MISCELLANEOUS
    Section 10.1.Entire Agreement; Amendment; No Waiver.

    Except as set forth in Section 5.9 hereof, this Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of, and no election under, this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

    Section 10.2.Expenses.

    Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

    Section 10.3.Governing Law.

    This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Virginia, without regard to the conflicts of law rules thereof.

    Section 10.4.Assignment.

    This Agreement and each party’s respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other parties hereto.

    Section 10.5.Notices.

    All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or one (1) Business Day after having been sent by overnight delivery service, or three Business Days after the date when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at its address set forth below or to such other address as a party shall have designated by notice in writing to the other parties in the manner provided by this Section:

    If to Seller: Chesapeake Corporation

    James Center II

    1021 East Cary Street

    P.O. Box 2350

    Richmond, Virginia 23218-2350

    Attention: J.P. Causey Jr., Esq.

    Senior Vice President, Secretary

    & General Counsel

    Facsimile: (804) 697-1192

    With copy to: Gary E. Thompson, Esq.

    Hunton & Williams

    Riverfront Plaza, East Tower

    951 East Byrd Street

    Richmond, Virginia 23219-4074

    Facsimile: (804) 788-8218

    If to Buyer: Inland Paperboard and Packaging, Inc.

    4030 Vincennes Road

    Indianapolis, Indiana 46268-0937

    Attention: Steven L. Householder, Esq.

    Vice President and General Counsel

    Facsimile: (317) 879-4234

    With a copy to: Catherine L. Bridge, Esq.

    Barnes & Thornburg

    11 South Meridian Street

    Indianapolis, Indiana 46204

    Facsimile: (317) 231-7433

    Section 10.6.Counterparts; Headings.

    This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

    Section 10.7.Interpretation.

    Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases, Employee Benefit Plans or other understandings or arrangements shall refer to oral as well as written matters.

    Section 10.8.Severability.

    If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

    Section 10.9.Specific Performance.

    The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

    Section 10.10.No Reliance.

    No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer and Seller contained in this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

    CHESAPEAKE CORPORATION

    By: /s/ Andy Kohut

              Andy Kohut

    Its:

    INLAND PAPERBOARD AND PACKAGING, INC.

    By: /s/ Dale E. Stahl

               Dale E. Stahl

    Its:

    Exhibit 1.7

    Buyer’s Closing Certificate

    BUYER’S CLOSING CERTIFICATE

    I, ______________, do hereby certify that:

    1. I am the duly elected, qualified and acting __________ of Inland Paperboard and Packaging, Inc., a Delaware corporation ("Buyer").

    2. I am familiar with the terms of the Stock Purchase Agreement, dated as of _________, 2001 (the "Purchase Agreement"), by and between Buyer and Chesapeake Corporation, a Virginia corporation ("Seller").

    3. As to the matters set forth herein, I have personal knowledge or have obtained information from officers and employees of Buyer in whom I have confidence and whose duties require them to have personal knowledge thereof, and I make this Certificate pursuant to Section 7.6 of the Purchase Agreement with the intention that it be relied upon by Seller.

    4. Buyer has performed and complied in all material respects with all of its obligations under the Purchase Agreement that are to be performed or complied with by it prior to or on the date hereof.

    5. The representations and warranties made by Buyer in the Purchase Agreement are true and correct as of the date hereof with the same force and effect as though such representations and warranties had been made on the date hereof, except for such breaches and inaccuracies thereof which would not, in the aggregate, have a material adverse effect on Buyer’s ability to perform its obligations under the Purchase Agreement.

    IN WITNESS WHEREOF, I have executed this Certificate on behalf of Buyer as of this _____ day of _______, 2001.

    INLAND PAPERBOARD AND PACKAGING, INC.

    By:______________________________

    [_______________]

    [_______________]

    Exhibit 1.25

    Excluded Intangibles
    Names "Chesapeake Corporation" or "Chesapeake Packaging Co."
    Wordmark "Chesapeake" and any variations or derivations thereof.
    Phrase "Resourceful by Nature" or "rolling C" logo.

Exhibit 1.35

Initial Statement of Working Capital
Chesapeake Packaging Company
Statement of Working Capital
As of December 31, 2000
(in thousands)
				Chesapeake
	Chesapeake			Packaging
	Packaging	Adjustments		As Adjusted
Current assets:
Cash and cash equivalents	$ 360	$ (360)	(1)	$ -
Accounts receivable	18,106	(77)	(2)	-
		(311)	(3)	17,718
Inventory	12,116			12,116
Other current assets	870	(510)	(4)	360
Total current assets	$ 31,452	$ (1,258)		$ 30,194

Current liabilities
Accounts payable	$ 7,066	$ 45	(5)	$ 7,111
Taxes payable (receivable)	(2,400)	2,400	(6)	-
Accrued expenses	4,774	940	(7)	6,055
		(1,249)	(8)
		1,590	(9)
External debt (capital leases)	319			319
Intercompany debt	1,791	(1,791)	(10)	-
Total current liabilities	$ 11,550	$ 1,935		$ 13,485

Total Working Capital	$ 19,902	$ (3,193)		$ 16,709

(1)				Eliminate cash and outstanding check balances.
(2)				Eliminate receivables with former owners of Denver.
(3)				Eliminate rebate receivable from Smurfit-Stone.
(4)	Eliminate deferred tax balance.
(5)	Eliminate other payables.
(6)				Eliminate taxes payable/receivable balances.
(7)				Push-down workers' compensation accrual to CPC.
(8)				Eliminate Denver restructuring.
(9)				Push-down supplemental executive retirement plan.
(10)				Eliminate intercompany balances.

Exhibit 1.37

Intangible Assets

I. Chesapeake Packaging Co.

1. Design Patent No. 328,810: Syringe collection container or the like.

2. Design Patent No. 351,345: Food container.

3. Patent No. 5,771,548: Casket.

4. Patent No. 5,815,898: Casket.

5. Patent No. 5,862,847: Casket and method of manufacture.

6. Patent No. 5,960,978: Casket and method of manufacture.

7. Patent No. 6,131,253: Flat-lid for a casket.

8. Patent No. 5,337,916: Dadoed and V-grooved box.

9. Patent No. 5,427,309: Corrugated box with v-grooved wall.

10. Patent No. 5,533,954: One-Piece Corrugated Tray.

II. Capitol Packaging Corporation.

1. Patent No. 5,486,078: Reusable void filler and construction method therefore.

2. Patent No. 5,697,675: Portable Collapsible Stool.

3. Patent No. 5,418,038: Space Filling Device. (assignment to be filed.)

4. Patent No. 5,484,643: Space Filling Unit and method therefor. (assignment to be filed.)

5. Patent No. 5,938,109: Carton and One Piece Production Blank therefor. (assignment to be filed.)

6. Exclusive License Agreement, dated November 20, 1998, between Fredrick M. Wise and Raymond R. Sainz and Capitol Packaging Corporation regarding Handhold Cover Patents.

Exhibit 1.40

Knowledge of Seller
  Thomas H. Johnson.
  Andrew J. Kohut.
  Robert F. Schick.
  William T. Tolley.
  J.P. Causey Jr.
  Michael A. Bellanca.
  Thomas A. Smith.

Exhibit 1.45

Opinion of Buyer’s Counsel

Capitalized terms used herein but not otherwise defined shall have the meanings given them in the Stock Purchase Agreement, dated _____, 2001, between Buyer and Seller (the "Stock Purchase Agreement").

1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to enter into the Stock Purchase Agreement, and the other documents and instruments required thereby to which Buyer is a party, and to perform its obligations thereunder.

2. The execution, delivery and performance by Buyer of the Stock Purchase Agreement, and of all of the documents and instruments required thereby from Buyer, are within the corporate power of Buyer and have been duly authorized by all necessary corporate action of Buyer.

3. The Stock Purchase Agreement, and the other documents and instruments required thereby to which Buyer is a party, have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforcement thereof may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws generally affecting the rights of creditors, (b) general equity principles (whether considered at law or in equity), and (c) concepts of unconscionability, reasonableness, good faith and fair dealing.

4. The execution, delivery and performance of the Stock Purchase Agreement, and the other documents and instruments required thereby to which Buyer is a party, by Buyer do not and will not (i) violate the charter or bylaws of Buyer or any material provision of any statutory law or regulation of the State of Delaware, or (ii) violate any judgment, decree or order of any governmental authority known to us to be binding on Buyer or any of its properties.

5. To our knowledge, no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Buyer in connection with the execution and delivery of the Stock Purchase Agreement, and the other documents and instruments required thereby to which Buyer is a party, by Buyer or the consummation by Buyer of the transactions contemplated thereby, except such that have been made or obtained and are in full force and effect.

6. Except as set forth in Exhibit 4.3 to the Stock Purchase Agreement, the execution, delivery and performance of the Stock Purchase Agreement, and the other documents and instruments required thereby to which Buyer is a party, do not and will not constitute a violation or breach of any material contract, lease, sublease, or other written agreement described in the most recently filed Form 10-K and Form 10-Q reports of Buyer’s corporate parent, Temple-Inland, Inc., filed with the SEC to which Buyer is a party or by which Buyer is bound, or require the consent or approval of any party to any such contract or give any party to any such contract a right of termination, cancellation, acceleration or modification thereunder, except where such violation or breach or the failure to obtain such consent or approval would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated in the Stock Purchase Agreement or perform its obligations thereunder.

7. To our knowledge, there is no litigation, arbitration proceeding or governmental or administrative investigation, complaint, charge, citation or claim of any kind pending, proposed or threatened (a) against Buyer, (b) relating to the business, assets or properties of Buyer, or (c) that seeks restraint, prohibition, damages or other relief in connection with the Stock Purchase Agreement or the consummation of the transactions contemplated thereby, which, in the case of (a) or (b) hereof, is expected, in the reasonable judgment of Buyer, to have, alone or in the aggregate, a material adverse effect on Buyer’s ability to consummate the transactions contemplated in the Stock Purchase Agreement or perform its obligations thereunder.

Exhibit 1.46

Opinion of Seller’s and the Companies’ Counsel

Capitalized terms used herein but not otherwise defined shall have the meanings given them in the Stock Purchase Agreement, dated _____, 2001, between Buyer and Seller (the "Stock Purchase Agreement").

1. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power to enter into the Stock Purchase Agreement, and of all of the other documents and instruments required thereby to which Seller is a party, and to perform its obligations thereunder.

2. The execution, delivery and performance by Seller of the Stock Purchase Agreement, and of all of the other documents and instruments required thereby to which Seller is a party, are within the corporate power of Seller and have been duly authorized by all necessary corporate action of Seller.

3. The Stock Purchase Agreement, and the other documents and instruments required thereby to which Seller is a party, have been duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as the enforcement thereof may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws generally affecting the rights of creditors, (b) general equity principles (whether considered at law or in equity), and (c) concepts of unconscionability, reasonableness, good faith and fair dealing.

4. The execution, delivery and performance of the Stock Purchase Agreement, and the other documents and instruments required thereby to which Seller is a party, by Seller do not and will not (i) violate the charter or bylaws of Seller or any material provision of any statutory law or regulation of the Commonwealth of Virginia, or (ii) violate any judgment, decree or order of any governmental authority known to us to be binding on Seller or any of its properties.

5. To our knowledge, except for required disclosure under the Securities Exchange Act of 1934, as amended, no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Seller in connection with the execution and delivery of the Stock Purchase Agreement, and the other documents and instruments required thereby to which Seller is a party, by Seller or the consummation by Seller of the transactions contemplated thereby, except such that have been made or obtained and are in full force and effect.

6. Except as set forth in Exhibit 3.3 to the Stock Purchase Agreement, the execution, delivery and performance of the Stock Purchase Agreement, and the other documents and instruments required thereby to which Seller is a party, do not and will not constitute a violation or breach of any material contract, lease, sublease, or other written agreement described in the most recently filed Form 10-K and Form 10-Q reports of Seller filed with the SEC to which Seller is a party or by which Seller is bound, or require the consent or approval of any party to any such contract or give any party to any such contract a right of termination, cancellation, acceleration or modification thereunder, except where such violation or breach or the failure to obtain such consent or approval would not have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby or perform its obligations hereunder.

7. The Stock represents all of the issued and outstanding capital stock of the Companies, has been duly and validly issued and is fully paid and non-assessable. To our knowledge, there are no options, warrants or other rights to subscribe for or purchase any capital stock of the Companies or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any capital stock of the Companies, nor, to our knowledge, are any of the Companies or Seller committed to issue any such option, warrant or other right. Upon delivery of the Stock to Buyer at the Closing and upon Buyer’s payment of the Initial Purchase Price therefor, good and valid title to the Stock, free and clear of all Liens, will pass to Buyer.

8. Each of the Companies is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Each of the Companies has full corporate power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties now are owned, operated or held. Each of the Companies is qualified to do business as a foreign corporation, and is in good standing, under the laws of each jurisdiction that requires such qualification and the failure to be so qualified would have a Material Adverse Effect.

9. The execution, delivery and performance of the Stock Purchase Agreement, and the other documents and instruments required thereby to which any of the Companies are a party, do not and will not (i) violate the respective charters or bylaws of the Companies or any material provision of any statutory law or regulation of the Commonwealth of Virginia, or (ii) violate any judgment, decree or order of any governmental authority known to us to be binding on the Companies or any of their properties, or result in the creation or imposition of any Lien upon any assets of the Companies under any such judgment, decree or order.

10. To our knowledge, except as set forth in Exhibit 3.7 to the Stock Purchase Agreement, no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by the Companies in connection with the consummation of the transactions contemplated in the Stock Purchase Agreement, except such that have been made or obtained and are in full force and effect.

11. To our knowledge, except as set forth in Exhibit 3.7 to the Stock Purchase Agreement, the execution, delivery and performance of the Stock Purchase Agreement, and the other documents and instruments required thereby to which any of the Companies are a party, do not and will not constitute a violation or breach of any material Contract set forth in Exhibit 3.12 to the Stock Purchase Agreement, or require the consent or approval of any party to any such Contract or give any party to any such Contract any right of termination, cancellation, acceleration or modification thereunder, except where such violation or breach or the failure to obtain such consent or approval would not have a Material Adverse Effect.

12. To our knowledge, except as listed in Exhibit 3.13 to the Stock Purchase Agreement, there is no litigation, arbitration proceeding or governmental or administrative investigation, complaint, charge, citation or claim of any kind pending, proposed or threatened, against the Companies, or relating to the respective businesses, assets or properties of the Companies which is expected, in the reasonable judgment of Seller, to have, alone or in the aggregate, a Material Adverse Effect.

Exhibit 1.52

Permits

I. Chesapeake Packaging Co.

1. Binghamton Facility.

a. Air Facility Registration Certificate ID: 7-0328-00002/02000 from the New York Department of Environmental Conservation.

b. Storm Water – SPDES General Permit No. GP-98-03 from the New York Department of Environmental Conservation.

2. Scranton Facility.

a. Underground Storage Tank – Registration No. 35-00900 from the Pennsylvania Department of Environmental Protection.

3. Louisville Facility.

a. Air Permit No. 17-76-O issued by the Air Pollution Control District of Jefferson County, Kentucky.

b. Air Permit No. 536-91-O issued by the Air Pollution Control District of Jefferson County, Kentucky.

c. Air Permit No. 537-91-O issued by the Air Pollution Control District of Jefferson County, Kentucky.

d. Air Permit No. 257-91-O issued by the Air Pollution Control District of Jefferson County, Kentucky.

e. Air Permit No. 258-91-O issued by the Air Pollution Control District of Jefferson County, Kentucky.

f. Air Permit No. 191-96-O issued by the Air Pollution Control District of Jefferson County, Kentucky.

g. Air Permit No. 12-98-C issued by the Air Pollution Control District of Jefferson County, Kentucky.

h. Air Permit No. 12-98-O issued by the Air Pollution Control District of Jefferson County, Kentucky.

i. Air Permit No. 39-82-O issued by the Air Pollution Control District of Jefferson County, Kentucky.

j. Significant User Wastewater Discharge Permit No. 1410 issued by the Louisville and Jefferson County, Kentucky, Metropolitan Sewer District.

4. St. Anthony Facility.

a. Wastewater Permit – NPDES No. IN 0055204 issued by the Indiana Department of Environmental Management, expired January 31, 1995. Re-application was made in a timely manner; Indiana has not re-issued the permit yet.

5. Buffalo Facility.

a. Air Facility Registration Certificate No. 9-1402-0078/00003 issued by the New York State Department of Environmental Conservation.

6. Warren County Facility.

a. Air Permit No. 5520R06 issued by the North Carolina Department of Environment and Natural Resources.

b. Wastewater Permit – Town of Warrenton, North Carolina, Industrial User Discharge Permit.

c. Storm Water Permit – General Permit No. NCG050000; Certificate of Coverage No. NCG050173 issued by the North Carolina Department of Environment and Natural Resources.

7. Madison Facility.

a. Air–Registration Ohio EPA ID: 02-43-07-1163.

b. Wastewater–Lake County, Ohio, General Heath District, Application to Operate a Semipublic Sewage Disposal System, Inspection Program August 1, 2000 to July 31, 2001.

8. Utica Facility.

a. Storm Water General Permit No. NYR00C424 issued by the New York State Department of Environmental Conservation.

II. Capitol Packaging Corporation.

1. Air Permit No. 98DE0741 issued by the Colorado Department of Public Health and Environment.

2. Air Permit No. 98DE0742 issued by the Colorado Department of Public Health and Environment.

3. Storm Water Permit – Colorado Discharge Permit System for Light Industry Permit No. COR010000 issued by the Colorado Department of Public Health and Environment.

Exhibit 1.53

Permitted Liens
  Interests of lessors in leased Real Property and Equipment.
  Interests of lessees and others in and to the Real Property as disclosed in Exhibit 1.50.
  At all times prior to Closing, the Liens to be Released Prior to Closing.
  All exceptions reported on the Title Commitments; provided, however, that the exceptions set forth in Items 4 through 9 on Exhibit 2.1(c) shall be released prior to Closing.

Exhibit 1.55

Real Property

  Chesapeake Packaging Co.
    Owned Real Estate.

a.	Plant facility located at 1240 and 1244 Conklin Road, Town of Conklin, Broome County, New York.

b.	Plant facility located at 901 Green Ridge Road, City of Scranton, Lackawanna County, Pennsylvania.

c.	Plant facility located at 1344 Beech Street, City of Louisville, Jefferson County, Kentucky.

d.	Plant facility located at State Road 64 West Dubois County, St. Anthony, Indiana.

e.	Plant facility located at 3200 County Line Road, Township of Madison, County of Lake, Ohio.

f.	Plant facility located at 803 Corporate Park, Town of Glenville, County of Schenectady, New York.

g.	Plant facility located at U.S. Highway 1, Nutbush Township, Warren County, North Carolina.

h.	Plant facility located at 100 Bud-Mil Drive, City of Buffalo, County of Erie, New York.

i.	Plant facility located at 50 Harbor Point Road, City of Utica, County of Oneida, New York.

    Leased Real Estate.
a.	Plant facility located at 7th and Hill Streets, Louisville, Kentucky, which is subject to a contract with Andersen Wood Products Company to provide warehouse space and packaging and shipping services.

b.	Warehouse located at 2007 Beechgrove Place, Utica, New York.

c.	Warehouse located at 100 Austin Road, Geneva, Ohio.

d.	Warehouse located at 943 Underwood Road, Olyphant, Pennsylvania.

e.	Office located at Woodland Center, Building IV, Sandston, Virginia.

f.	Warehouse (under construction) located at U.S. Highways 1 and 158, Manson, North Carolina.

  Capitol Packaging Corporation.
    Owned Real Estate.
a.	None.
    Leased Real Estate.
a.	Plant facility located at 11333 E. 55th Ave., Suite G, Denver, Colorado.

  Exhibit 1.57

  Seller’s Closing Certificate

  SELLER’S CLOSING CERTIFICATE

  I, J.P. Causey Jr., do hereby certify that:

  1. I am the duly elected, qualified and acting Senior Vice President, Secretary & General Counsel of Chesapeake Corporation, a Virginia corporation ("Seller").

  2. I am familiar with the terms of the Stock Purchase Agreement, dated as of _____, 2001 (the "Purchase Agreement"), by and among Seller and Inland Paperboard and Packaging, Inc., a Delaware corporation ("Buyer").

  3. As to the matters set forth herein, I have personal knowledge or have obtained information from officers and employees of Seller in whom I have confidence and whose duties require them to have personal knowledge thereof, and I make this Certificate pursuant to Section 6.7 of the Purchase Agreement with the intention that it be relied upon by Buyer.

  4. Seller has performed and complied in all material respects with all of its obligations under the Purchase Agreement that are to be performed or complied with by it prior to or on the date hereof.

  5. The representations and warranties made by Seller in the Purchase Agreement are true and correct as of the date hereof with the same force and effect as though such representations and warranties had been made on the date hereof, except for such breaches and inaccuracies thereof that do not, in the aggregate, constitute a Material Adverse Effect and which would not have a material adverse effect on Seller’s ability to perform its obligations under the Purchase Agreement.

  IN WITNESS WHEREOF, I have executed this Certificate on behalf of Seller as of this __ day of ______, 2001.

  CHESAPEAKE CORPORATION

  By:____________________________________

  J.P. Causey Jr.

  Senior Vice President, Secretary & General Counsel

  Exhibit 1.59

  Special Accounting Principles

  1. With respect to any Company making an election under Code Section 338(h)(10), no tax assets or liabilities will be reflected.

  2. No pension assets or liabilities will be reflected, except Binghamton and Louisville Hourly Plans.

  3. Chesapeake definition of "obsolete inventory" in the Chesapeake Finance Policies and Procedures Manual shall be used for the Initial and Final Statements of Working Capital and the December Balance Sheet.

  4. Elections under, modifications and exceptions to GAAP and the Companies past practice as set forth in the Notes to the Initial Statement of Working Capital, the Final Statement of Working Capital and the December Balance Sheet.

  5. The Excluded Assets set forth on Exhibit 2.1(a)-1 and the Excluded Liabilities set forth on Exhibit 2.1(a)-2 will not be reflected.

  6. Rebate receivable from Smurfit-Stone under the Paper Products Supply Agreement shall be excluded. When received from Smurfit-Stone, Seller shall pay to Buyer the pro rata portion of the rebate related to Chesapeake Packaging Co. for the periods after the Effective Time of Closing.

  Exhibit 1.63

  Form of Transition Agreement

  1. See attached form of Transition Agreement.

  Exhibit 2.1(a)-1

  Excluded Assets

  1. Cash and cash equivalents.

  2. All Pension Plan assets, except those to be transferred to Buyer or its Affiliates pursuant to Section 8.3 of the Agreement.

  3. Hold-back from, and indemnity claims against, former owners of Capitol Packaging Corporation.

  4. Agreement of Lease, dated December 6, 1995, by and between Interstate Center Associates and Chesapeake Packaging Co. for the premises located at Suite 201, 2104 West Laburnum Avenue, Richmond, Virginia.

  5. Chesapeake Corporation, et al., v. Frederick M. Wise, et al., Civ. Action No. 3:00cv816 (U.S. Dist. Ct., E.D. Va).

  Exhibit 2.1(a)-2

  Excluded Liabilities

  Chesapeake Packaging Co.
    Pennsauken Solid Waste Management Authority, et. al. v. Ward Sand Material Co., Inc., et. al., Docket No. L-13345-91 (Superior Ct. of NJ, Landon County: Law Div.).
    Alexis M. Herman v. Marine Midland Bank, Case No. 95-cv-605C(F) (U.S. Dist. Ct., Boston, Mass.).
    Agreement of Lease, dated December 6, 1995, by and between Interstate Center Associates and Chesapeake Packaging Co. for the premises located at Suite 201, 2104 West Laburnum Avenue, Richmond, Virginia.
  Capitol Packaging Corporation.
    Chesapeake Corporation, et al., v. Frederick M. Wise, et al., Civ. Action No. 3:00cv816 (U.S. Dist. Ct., E.D.Va).
    Hold-back from former owners of Capitol Packaging Corporation.
    Raymond Sainz v. Capitol Packaging Corporation, Charge of Discrimination, Charge No. E2001DR294, filed in the State of Colorado, Department of Regulatory Agencies, Civil Rights Division on March 7, 2001.

Exhibit 2.1(a)-3

Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), made as of the __ day of ____________, 2001, by and between CHESAPEAKE CORPORATION, a Virginia corporation ("Assignee"), and CHESAPEAKE PACKAGING CO., a Virginia corporation, and Capitol Packaging Corporation, a Colorado corporation, each a wholly owned subsidiary of Assignee (the "Assignors").

WHEREAS, Assignee is a party to a Stock Purchase Agreement, dated as of ________, 2001 (the "Purchase Agreement"), with Inland Paperboard and Packaging, Inc., a Delaware corporation ("Buyer"); and

WHEREAS, pursuant to the Purchase Agreement, Assignee has agreed to cause the Assignors to assign the Excluded Liabilities, which are specifically identified on Exhibit 2.1(a)-2 to the Purchase Agreement, to Assignee, and Assignee has agreed to assume the Excluded Liabilities from the Assignors; and

NOW, THEREFORE, the Assignors and Assignee hereby agree, with the intention that this Agreement may be relied upon by Buyer, that as of the Effective Time of Closing:

1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

2. Assignment and Assumption. The Assignors hereby assign, transfer and set over to Assignee, its successors and assigns, the Excluded Liabilities. Assignee hereby accepts the assignment of the Excluded Liabilities, agrees to be bound by all of the terms, covenants and conditions thereof, and hereby assumes the performance of all such terms, covenants and conditions of the Excluded Liabilities to be performed from and after the Effective Time of Closing.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

CHESAPEAKE PACKAGING CO.

By: ____________________________________________

Name:

Title:

CAPITOL PACKAGING CORPORATION

By: ____________________________________________

Name:

Title:

CHESAPEAKE CORPORATION

By: ____________________________________________

Name:

Title:

Exhibit 2.1(c)

Liens to be Released Prior to Closing
  Guaranty by the Companies pursuant to the Subsidiary Guaranty, dated as of June 15, 2000, by each Subsidiary of Chesapeake Corporation that is a signatory thereto, including the Companies, in favor of First Union National Bank (the "Subsidiary Guaranty").
  Pledge of Collateral (as such term is defined in the Security Agreement) by the Companies pursuant to the Security Agreement, dated as of December 29, 2000, by Chesapeake Corporation, WTM I Company, Chesapeake Packaging Co., Chesapeake Display and Packaging Company, Capitol Packaging Corporation, Green Printing Company, Delmarva Properties, Inc., Stonehouse Inc., Cary St. Company, and Chesapeake Trading Company, Inc. in favor of First Union National Bank (the "Security Agreement").
  Pledge of Patent Collateral (as such term is defined in the Patent Security Agreement) by the Companies pursuant to the Patent Security Agreement, dated as of December 29, 2000, between Chesapeake Corporation, Capitol Packaging Corporation, Chesapeake Display and Packaging Company, Chesapeake Packaging Co., Consumer Promotions International, Inc. and First Union National Bank (the "Patent Security Agreement").

4. Terms and Conditions of Lease Agreement with Trust dated August 10, 1984 between Richard A. Hammon, as grantor and John L. Kirschner and Roger B. Simon, as Trustees dated November 1, 1984 and recorded November 1, 1984 in Liber 9391 of Deeds, page 463.

5. Assignment, Modification and Assumption Agreement made by A. Trust dated August 10, 1984 between Richard A. Hammon, Grantor and John L. Kirschner and Roger B. Simon, as Trustee dated April 9, 1992 and recorded April 10, 1992 in Liber 10424 of Deeds, page 672.

6. Agency Lease Assignment from Lawless Container Corp. to The Buffalo Enterprise Development Corporation dated September 3, 1992 and recorded September 4, 1992 in Liber 10505, page 612.

7. Mortgage, Security Agreement and Assignment of Rents from Erie County Industrial Development Agency and Lawless Container Corp. to The Buffalo Enterprise Development Corporation dated September 3, 1992 and recorded September 4, 1992 in Liber 11559, page 534 in the amount of $750,000.

8. Terms and Conditions of Indenture and Mortgage made by Erie County Industrial Development Agency to Liberty National Bank, as Bondholder for $3,750,000.00 and interest dated November 1, 1984 and recorded on November 1, 1984 in Liber 8983 of Mortgages, page 633.

9. First Supplemental Indenture made by Erie County Industrial Development Agency to Norstar Bank, N.A. dated April 9, 1992 and recorded April 10, 1992 in Liber 11319 of Mortgages, page 738.

Exhibit 3.3

Seller Required Consents

1. Paper Products Supply Agreement, dated as of May 23, 1997, between Chesapeake Corporation and St. Laurent Paper Products Corp., subject to the provisions of Section 8.11 of the Stock Purchase Agreement.

2. Amended and Restated Credit Agreement, dated as of February 8, 2001, among Chesapeake Corporation, Chesapeake U.K. Holdings Limited, Chesapeake UK Acquisitions PLC, Chesapeake UK Acquisitions II PLC, Boxmore International PLC, Field Group PLC, Chesapeake Europe, SAS, the Lenders referred to therein, First Union National Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and First Union Securities, Inc., as the Lead Arranger and Sole Book Runner.

3. Security Agreement, dated as of December 29, 2000, by Chesapeake Corporation, WTM I Company, Chesapeake Packaging Co., Chesapeake Display and Packaging Company, Capitol Packaging Corporation, Green Printing Company, Delmarva Properties, Inc., Stonehouse Inc., Cary St. Company, and Chesapeake Trading Company, Inc. in favor of First Union National Bank.

4. Patent Security Agreement, dated as of December 29, 2000, between Chesapeake Corporation, Capitol Packaging Corporation, Chesapeake Display and Packaging Company, Chesapeake Packaging Co., Consumer Promotions International, Inc. and First Union National Bank.

5. Items 4 through 9 on Exhibit 2.1(c).

Exhibit 3.5

Companies Foreign Qualifications

I. Chesapeake Packaging Co.

1. Virginia (state of incorporation)

2. Indiana

3. Kentucky

4. New York

5. Ohio

6. Pennsylvania

7. North Carolina

II. Capitol Packaging Corporation.

1. Colorado (state of incorporation)

Exhibit 3.7

Companies Required Consents

  Subsidiary Guaranty, dated as of June 15, 2000, by each Subsidiary of Chesapeake Corporation that is a signatory thereto, including Chesapeake Display and Packaging Company, Chesapeake Packaging Co. and Capitol Packaging Corporation, in favor of First Union National Bank.
  Security Agreement, dated as of December 29, 2000, by Chesapeake Corporation, WTM I Company, Chesapeake Packaging Co., Chesapeake Display and Packaging Company, Capitol Packaging Corporation, Green Printing Company, Delmarva Properties, Inc., Stonehouse Inc., Cary St. Company, and Chesapeake Trading Company, Inc. in favor of First Union National Bank.
  Patent Security Agreement, dated as of December 29, 2000, between Chesapeake Corporation, Capitol Packaging Corporation, Chesapeake Display and Packaging Company, Chesapeake Packaging Co., Consumer Promotions International, Inc. and First Union National Bank.
  Agreement of Lease, dated July 16, 1997, between BDGS, Inc. and Rock City Box Co., Inc. for the premises located at 2007 Beechgrove Place, Utica, New York, as amended August 22, 1997.
  Prior written notice of the transactions contemplated in the Stock Purchase Agreement is required by the Truck Lease and Service Agreement, dated April 19, 2000, between Ryder Truck Rental, Inc. and Chesapeake Packaging Co.
  Agreement of Lease, dated December 6, 1995, by and between Interstate Center Associates and Chesapeake Packaging Co. for the premises located at Suite 201, 2104 West Laburnum Avenue, Richmond, Virginia.

Exhibit 3.12

Contracts

  Chesapeake Corporation.
    Paper Products Supply Agreement, dated as of May 23, 1997, between Chesapeake Corporation and St. Laurent Paper Products L.L.C.
  Chesapeake Packaging Co.
        Leases with (i) aggregate annual rental payments in excess of $250,000 or (ii) a remaining term in excess of one year and which is non-cancelable without penalty on notice of ninety (90) days or less.

        1. Agreement of Lease, dated December 6, 1995, by and between Interstate Center Associates and Chesapeake Packaging Co. for the premises located at Suite 201, 2104 West Laburnum Avenue, Richmond, Virginia, (Excluded Asset).

        2. Agreement of Lease, dated July 16, 1997, between BDGS, Inc. and Rock City Box Co., Inc. for the premises located at 2007 Beechgrove Place, Utica, New York, as amended August 22, 1997.

        3. Lease Agreement, dated August 15, 2000, by and between WBC, L.C. and Chesapeake Packaging Co. and Morton Thalhimer, Agent, for the premises located at 1908 Ruffin Mill Road, Colonial Heights, Virginia.

        4. Lease Agreement, effective June 1, 2000, by and between Seventh and Hill Street Properties LLC, and Chesapeake Packaging Co. for the premises located at 219 South Lyndon Lane, Louisville, Kentucky, subject to a contract with Anderson Wood Products Company to provide warehouse space and packaging and shipping services.

        5. Deed of Lease, dated April 30, 1998, between Liberty Property Limited Partnership and Chesapeake Packaging Co. for the premises located at 530 Eastpark Court, Suite H, Sandston, Virginia.

        6. Master Equipment Lease Agreement (Agreement No. 91004), dated April 1, 1991, by and between CSC Leasing Company and Chesapeake Packaging Co.

        7. Truck Lease and Service Agreement, dated April 19, 2000, between Ryder Truck Rental, Inc. and Chesapeake Packaging Co.

        8. Deed of Lease, dated December 8, 1997, between Liberty Property Limited Partnership and Chesapeake Packaging Co.

        9. Lease, dated October 5, 2000, between Warren County Public Facilities Company and Chesapeake Display and Packaging Company for warehouse and five acres at U.S. Highways 1 and 158 in Manson, North Carolina.

        Contracts of the purchase or sale of capital assets for a price in excess of $250,000.

        1. None.

        Other Contracts involving an amount in excess of $250,000.
    Subsidiary Guaranty, dated as of June 15, 2000, by each Subsidiary of Chesapeake Corporation that is a signatory thereto, including Chesapeake Display and Packaging Company, Chesapeake Packaging Co. and Capitol Packaging Corporation, in favor of First Union National Bank.
    Security Agreement, dated as of December 29, 2000, by Chesapeake Corporation, WTM I Company, Chesapeake Packaging Co., Chesapeake Display and Packaging Company, Capitol Packaging Company, Green Printing Company, Delmarva Properties, Inc., Stonehouse Inc., Cary St. Company, and Chesapeake Trading Company, Inc. in favor of First Union National Bank.
    Patent Security Agreement, dated as of December 29, 2000, between Chesapeake Corporation, Capitol Packaging Corporation, Chesapeake Display and Packaging Company, Chesapeake Packaging Co., Consumer Promotions International, Inc. and First Union National Bank.
    Purchase Order Number 093, dated February 11, 2000, between BHS Corrugated North America, Inc. and Chesapeake Packaging Co.
    Purchase Agreement and Memorandum of Understanding, dated June 21, 2000, between Kiwiplan, Inc. and Chesapeake Packaging Co., and the related Support and Development Agreement, dated April 3, 2000, and Licensing Agreement, dated April 3, 2000, between the parties thereto.
    Agreement, dated May 7, 1998, between HRMS, Inc. and the Company.
    Agreement, dated February 1, 1999, between Lander Co., Inc. and Chesapeake Packaging Co.
    Letter, dated January 29, 1999, from Chesapeake Packaging Co. to IBM Procurement regarding the extension of the terms of supply contracts.
    Letter between Chesapeake Packaging Co. and Amscan regarding pricing and rebates.
    Letter between Chesapeake Packaging Co. and Interstate Packaging Corp. regarding pricing and rebates.
    Master Supply Agreement, dated March 1, 1999, by and between Gateway 2000, Inc. and Chesapeake Packaging Co.
    Agreement for Unemployment Compensation Cost Control Services, dated December 18, 1998, between UCAC, Inc. and Chesapeake Packaging Co.
    Letter Agreement, dated December 29, 2000, from Independent Health to Chesapeake Packaging Co., regarding health care rates.
    Agreement, dated October 27, 2000, between Georgia-Pacific and Chesapeake Packaging Co.
    Group Contract, dated October 26, 2000, between Excellus Health Plan, Inc. Utica-Watertown Division and Chesapeake Packaging Co.
    Group Agreement to Offer and Remit, dated October 5, 2000, for MVP Health Plan, Inc. and Chesapeake Packaging Co.
    All of the employment and severance related agreements set forth on Exhibit 3.16.
  Capitol Packaging Corporation.
        Leases with (i) aggregate annual rental payments in excess of $250,000 or (ii) a remaining term in excess of one year and which is non-cancelable without penalty on notice of ninety (90) days or less.

        1. Lease, dated June 26, 1987, between Capitol Packaging Corporation and R.A. Russell/DBC I, Ltd. for the premises located at 11333 E. 55th Avenue, Suite G, Denver, Colorado, and addenda thereto dated June 26, 1987, December 28, 1993, and October 26, 1994.

        Contracts of the purchase or sale of capital assets for a price in excess of $250,000.

        1. Stock Purchase Agreement, dated November 16, 1998, by and among Chesapeake Corporation, Capitol Packaging Corporation, Frederick M. Wise and Raymond R. Sainz.

        Other Contracts involving an amount in excess of $250,000.
    Subsidiary Guaranty, dated as of June 15, 2000, by each Subsidiary of Chesapeake Corporation that is a signatory thereto, including Chesapeake Display and Packaging Company, Chesapeake Packaging Co. and Capitol Packaging Corporation, in favor of First Union National Bank.
    Security Agreement, dated as of December 29, 2000, by Chesapeake Corporation, WTM I Company, Chesapeake Packaging Co., Chesapeake Display and Packaging Company, Capitol Packaging Company, Green Printing Company, Delmarva Properties, Inc., Stonehouse Inc., Cary St. Company, and Chesapeake Trading Company, Inc. in favor of First Union National Bank.
    Patent Security Agreement, dated as of December 29, 2000, between Chesapeake Corporation, Capitol Packaging Corporation, Chesapeake Display and Packaging Company, Chesapeake Packaging Co., Consumer Promotions International, Inc. and First Union National Bank.
    Exclusive License Agreement, dated November 20, 1998, between Fredrick M. Wise and Raymond R. Sainz and Capitol Packaging Corporation regarding Handhold Cover Patents.
    Employment and Non-Compete Agreement, dated November 20, 1998, by and between Capitol Packaging Corporation and Frederick M. Wise.
    Employment and Non-Competition Agreement, dated November 20, 1998, by and between Capitol Packaging Corporation and Raymond R. Sainz.

Exhibit 3.13

Companies Litigation

(a) All Litigation.

    Chesapeake Packaging Co.
        Pennsauken Solid Waste Management Authority, et. al. v. Ward Sand Material Co., Inc., et. al., Docket No. L-13345-91 (Superior Ct. of NJ, Camden County: Law Div.)
        Alexis M. Herman v. Marine Midland Bank, Case No. 95-cv-605C(F) (U.S. Dist. Ct., Boston, Mass.).
        The Madison, Ohio, Division of Chesapeake Packaging Co. received a letter dated February 27, 2001, from the Department of Labor, OFCCP, notifying the division that a review will be conducted under Executive Order 11-246
        In Re: CDF Candy Company, f/k/a Cherrydale Farms, Inc. (Debtors), Case No. 99-597 (PJW); The Official Committee of Unsecured Creditors for the Use and Benefit of the Bankruptcy Estate of Cherrydale Farms, Inc. v. Chesapeake Packaging Co., Adversary Pro. No. 01-587 (PJW); filed in the United States Bankruptcy Court for the District of Delaware on March 21, 2001.
        In re DIMAC Holdings, Inc., et al., Debtors, Chapter 11 Case Nos. 00-1596 (MFW) through 00-1604 (MFW) (U.S. Bankr. D. Del.); filed on April 6, 2000, involving customer of CPC's Louisville Division.
        Threatened claim by John M. Lukash, employee of CPC's Scranton Division, against manufacturer of "doublebacker" equipment on which Mr. Lukash was injured on January 24, 2001at the Scranton Division facility. Mr. Lukash's counsel has conceded in writing that Mr. Lukash is precluded from maintaining or pursuing any action against CPC as a result of the Workmen's Compensation Act.
        L&B Contract Industries, Inc. bankruptcy; Chapter 11 filing in Southern District of New York involving customer of CPC's Buffalo Division.
        All outstanding grievances, pending arbitration cases and employment related litigation set forth in Items 1 and 2 of Section III of Exhibit 3.17.
    Capitol Packaging Corporation
        Chesapeake Corporation, et al., v. Frederick M. Wise, et al., Civ. Action No. 3:00cv816 (U.S. Dist. Ct., E.D.Va).
        Capitol Packaging Corporation, et al. v. Stone Container Corporation, et. al., Case No. 98-S-1641 (U.S. Dist. Ct. Colorado).
        Raymond Sainz v. Capitol Packaging Corporation, Charge of Discrimination, Charge No. E2001DR294, filed in the State of Colorado, Department of Regulatory Agencies, Civil Rights Division on March 7, 2001.
        Indemnity Claims asserted on behalf of Capital Packaging Corporation against Frederick M. Wise and Raymond A. Sainz under the Stock Purchase Agreement, dated November 16, 1998, by and among Chesapeake Corporation, Capitol Packaging Corporation, Frederick M. Wise and Raymond R. Sainz.

(b) Material Litigation.

I. Chesapeake Packaging Co.
    Pennsauken Solid Waste Management Authority, et. al. v. Ward Sand Material Co., Inc., et. al., Docket No. L-13345-91 (Superior Ct. of NJ, Camden County: Law Div.)
    Alexis M. Herman v. Marine Midland Bank, Case No. 95-cv-605C(F) (U.S. Dist. Ct., Boston, Mass.).
    The Madison, Ohio, Division of Chesapeake Packaging Co. received a letter dated February 27, 2001, from the Department of Labor, OFCCP, notifying the division that a review will be conducted under Executive Order 11-246.

II. Capitol Packaging Corporation.
    Chesapeake Corporation, et al., v. Frederick M. Wise, et al., Civ. Action No. 3:00cv816 (U.S. Dist. Ct., E.D.Va).
    Capitol Packaging Corporation, et al. v. Stone Container Corporation, et. al., Case No. 98-S-1641 (U.S. Dist. Ct. Colorado).
    Raymond Sainz v. Capitol Packaging Corporation, Charge of Discrimination, Charge No. E2001DR294, filed in the State of Colorado, Department of Regulatory Agencies, Civil Rights Division on March 7, 2001.

Exhibit 3.15

Taxes

(a) None.

(b) None.

(c) None.

(d) Statute of limitations extended until September 15, 2001 for Capitol Packaging Corporation’s 1996 U.S. Form 1120.

(e) (1) Capitol Packaging Corporation’s 1996, 1997 and 1998 U.S. Form 1120 is presently under examination by the Internal Revenue Service.

(2) Chesapeake Corporation and Subsidiaries Consolidated 1998 U.S. Form 1120 is presently under examination by the Internal Revenue Service.

(3) The Chesapeake Corporation 401(k) Plan for Salaried Employees Form 5500 for the Plan Year Ended December 31, 1998, is undergoing a routine audit by the IRS.

(4) 1996, 1997 and 1998 Personal Property Tax Assessment against Capitol Packaging Corporation.

Exhibit 3.16

Employee Benefit Plans and Employment Agreements

  Chesapeake Corporation.
    Chesapeake Corporation Retirement Plan for Salaried Employees (Qualified Pension Plan)
    Chesapeake Corporation Retirement Plan for Hourly Employees (Qualified Pension Plan)
    Chesapeake Corporation Executive Supplemental Retirement Plan. (Pension Plan)
    Chesapeake Corporation 401(k) Savings Plan for Hourly Employees (Qualified Pension Plan)
    Chesapeake Corporation 401(k) Savings Plan for Salaried Employees (Qualified Pension Plan). This Plan currently is undergoing a routine audit by the IRS for the plan year ended December 31, 1998.
    Chesapeake Corporation 401(k) Restoration Plan. (Pension Plan)
    Chesapeake Corporation Long Term Disability Plan for Salaried Employees. (Welfare Plan)
    Chesapeake Corporation Hourly Flex Plan. (Welfare Plan)
    Chesapeake Corporation Flex Plan for Salaried Employees. (Welfare Plan)
    Chesapeake Corporation Group Life, Medical and Dependent Life Plan for Salaried Employees. (Welfare Plan)
    Chesapeake Corporation Travel Accident Plan for Salaried Employees. (Welfare Plan)
    Chesapeake Corporation Employee Assistance Program. (Welfare Plan)
    Chesapeake Corporation Foundation Scholarship Program.
    Chesapeake Corporation Salaried Employees’ Stock Purchase Plan.
    Chesapeake Corporation Hourly Employees’ Stock Purchase Plan.
    Chesapeake Corporation 1998-2000 Cycle of Long-Term Incentive Program under the Chesapeake Corporation 1997 Incentive Plan.
    Chesapeake Corporation Salaried Employees’ Benefits Continuation Plan. (Welfare Plan)
    Chesapeake Corporation Severance Benefits Plan for Employees. (Welfare Plan)
    Chesapeake Corporation 1987 Stock Option Plan.
    Chesapeake Corporation 1993 Incentive Plan.
    Chesapeake Corporation 1997 Incentive Plan.
    Chesapeake Corporation Officers’ Deferred Compensation Program under the Chesapeake Corporation 1997 Incentive Plan.
    Chesapeake Corporation Foundation Employee Matching Gift Program.
    Chesapeake Corporation Sick Leave (Short-Term Disability) Plan for Salaried Employees. (Welfare Plan)
    Chesapeake Corporation Officers’ Incentive Program under the 1997 Incentive Plan.
    All locations have vacation and holiday pay, tuition refund program, and for selected key employees, financial planning and income tax preparation programs.
    Chesapeake Corporation Roanoke Container Division Salaried Employees’ Profit Sharing Plan.
    Lawless Holding Corporation Profit Sharing Plan.
  Chesapeake Packaging Co.
    Chesapeake Packaging Co. Louisville & St. Anthony Divisions, Retirement Plan for Union Employees. (Qualified Pension Plan)
    Chesapeake Packaging Co. Binghamton Division, Retirement Plan for Hourly Employees. (Qualified Pension Plan)
    Chesapeake Packaging Co. Retirement Plan for Hourly Employees. (Qualified Pension Plan) (Merged into Chesapeake Corporation Retirement Plan for Hourly Employees effective 12/31/00).
    Chesapeake Corporation Roanoke Container Division Salaried Employees Profit Sharing Retirement Plan. (Qualified Pension Plan)
    Lawless Holding Corporation Profit Sharing Plan. (Terminated)
    Chesapeake Packaging Co. Binghamton Division Group Life, Medical Plan for Hourly Employees. (Welfare Plan)
    New York State Teamsters Council Health and Hospital Plan. (Multiemployer Welfare Plan)
    Chesapeake Packaging Co. Management Incentive Plan.
    Chesapeake Packaging Co. Group Staff Incentive Plan.
    Chesapeake Packaging Co. - Louisville Division, Managers Gain Sharing Program.
    Chesapeake Packaging Co. - Louisville Division, Performance Awards Program.
    Chesapeake Packaging Co. - Madison Division, Profit Sharing Policy.
    Chesapeake Packaging Co. - Buffalo Division, Profit Sharing Plan.
    Chesapeake Packaging Co. - Scotia Division, Profit Sharing Plan.
    Chesapeake Packaging Co. - Denver, Gain Sharing Plan.
    Chesapeake Packaging Co. - Binghamton and Scranton Divisions Annual Bonus Program.
    Chesapeake Packaging co. - Warren County Division Annual Bonus Program.
    Employment and Severance Benefits Agreements, between Chesapeake Packaging Co. and the following employees:
      Robert F. Schick.
      Edward R. Badyna.
      R. Gregory Lock.
      Terry R. Jenkins.
      Ronald J. Marchewka.
      George W. Pish.
      John A. Goodloe.
      Barney M. Flaherty.
      Anthony S. Brozna.
      Marc Lee Kobren.
      Vonda J. Davis.
      David G. Spencer.
    Enhanced Severance Agreement between Chesapeake Packaging Co. and the following employees:
      Robert C. Sommer.
      William J. McCoy.
      Earl S. Cochran.
      Carol L. Christman.
      Michael P. Kelly.
    Chesapeake Packaging Co. Severance Benefits Plan for Employees.
    Job Offer Letter, dated May 10, 2000, between Chesapeake Packaging Company and William L. Dudley, Jr.
    Job Offer Letter, dated May 10, 2000, between Chesapeake Packaging Company and Charles Wallace.
    Job Offer Letter, dated May 10, 2000, between Chesapeake Packaging Company and Doris Saunders.
    Job Offer Letter, dated May 10, 2000, between Chesapeake Packaging Company and C. Hampton Martin III.
    Job Offer Letter, dated May 10, 2000, between Chesapeake Packaging Company and Jamie Gould.
    All locations have vacation and holiday pay, tuition refund program, and for selected key employees, financial planning and income tax preparation programs.
    Employment and Non-Compete Agreement, dated November 20, 1998, by and between Capitol Packaging Corporation and Frederick M. Wise.
    Employment and Non-Competition Agreement, dated November 20, 1998, by and between Capitol Packaging Corporation and Raymond R. Sainz.

  Exhibit 3.17

  Labor Matters

  Chesapeake Packaging Co.
    Agreement between Chesapeake Packaging Co., Binghamton Division, and United Paperworkers International Union, Local 1186, dated November 15, 1997, expiring November 14, 2002.
    Agreement by and between Chesapeake Packaging Co. and The United Paperworkers International Union, Local 848, August 24, 1998 - August 1, 2003 (Louisville/St. Anthony).
    Collective Bargaining Agreement, dated January 1, 1999, by and between Chesapeake Packaging Co., Binghamton Packaging Division and Teamsters Local Union No. 693.
  Capitol Packaging Corporation.
    None.
  Outstanding Grievances, Pending Arbitration Cases and Employment Related Litigation.
    Employment related litigation, charges and disputes set forth on Exhibit 3.13.
    Outstanding Grievances at the Louisville and St. Anthony Divisions, as of February 27, 2001:

  In 1st Step

  Dwane Dailey 8-23-00 qualification

  Dwane Dailey 10-7-99 qualification/playing favorites

  Dwane Dailey 1-4-01 supervisor requiring janitor paperwork

  Vic West 11-18-99 unexcused absence

  Vic West 5-14-00 qualification/job assignment

  Clay Schleiter 12-9-00 supervisor talked to employee about work performance

  Clay Schleiter 2-12-01 reprimand for not following procedures

  Clay Schleiter 11-3-00 overtime/supervisor working

  Local 848 8-30-00 overtime/supervisor working

  Local 848 4-11-00 overtime

  Local 848 2-08-01 safety shoe payment for people on sick leave

  Rick Jones 2-8-00 paycheck forgotten by employee, supervisor responsibility

  Jason Waterbury 2-7-00 safety warning

  Jason Waterbury 11-16-99 unexcused absence

  Kevin Cooper 2-13-01 over 2 hours late, sent home

  Brian Garren 1-22-01 qualification/job assignment

  Brian Garren 1-22-01 supervisor requiring janitor paperwork

  Larry Esterley 12-18-00 employee doesn’t want to follow supervisor instruction

  Larry Esterley 12-19-00 employee doesn’t want to follow supervisor instruction

  Larry Esterley 11-14-00 supervisor working

  Larry Esterley 12-19-00 supervisor working

  Larry Esterley 11-14-00 harassment union official

  Larry Esterley 8-8-00 harassment union official

  Larry Esterley 7-6-00 forced job

  Larry Esterely 5-18-00 supervisors working

  Larry Esterley 5-18-00 work rules

  Larry Esterley 4-26-00 vague complaint about supervisor

  Larry Esterely 4-26-00 harassment union official

  Larry Esterley 4-26-00 harassment union official

  Robert Moline 9-21-00 quality reprimand

  Robert Skaggs 7-25-00 unexcused absences

  Robert Skaggs 7/14/00 unexcused absences /3 day suspension

  Robert Skaggs 7-25-00 seniority/qualification

  Jeff Vibbert 12-19-00 quality reprimand

  Joe McDaniels 12-19-00 quality reprimand

  Joe McDaniels 6-1-00 quality reprimand

  Joe McDaniels 1-16-01 over 2 hours late/sent home

  Rick Hardesty 5-18-00 tardy/employee chose to go home, then wanted to be paid

  Mike Sego 2-13-01 qualification/job assignment

  Steven Doebler 4-2-01 oral quality reprimand

  Dwane Dailey 4-4-01 supervisor working

  Clay Schleiter 3-30-01 suspension for property damage

  Clay Schleiter 3-3-01 not being allowed to work

  Local 848 4-3-01 supervisor working

  Local 848 3-3-01 not honoring dr. statements

  Mary Ann Garahm 3-20-01 harrassment

  Mary Ann Graham 3-21-01 harrassment

  Richard Haley 3-19-01 reprimand for property damage

  Eddie Anderson 3-13-01 refusal to leave early

  Brian Garren 3-7-01 not being allowed to work

  In 3rd Step

  Robert Skaggs 1-21-01 over 2 hours tardy/sent home

  Robert Skaggs 9-6-00 over 2 hours tardy/sent home

  Robert Skaggs 8-4-00 over 2 hours tardy/sent home

  Robert Skaggs 3-17-00 pay issue

  Mike Madden 9-20-00 over 2 hours tardy/sent home

  Mike Madden 6-28-00 job choice

  Mike Madden 9-20-00 overtime

  Mike Madden 4-26-00 job assignment

  Mike Madden 10-1-00 over 2 hours late/sent home

  Mike Madden 8-8-00 over 2 hours late/sent home

  Brian Thompson 2-25-00 overtime

  Harley Greenwell 6-25-00 suspension/unexcused absences

  Jason Fox, Robert Moline, Steve Weedman, Eddie Anderson 1-26-01 reprimand for attempted work stoppage

  Jason Key 1-31-01 reprimand for attempted work stoppage

  Michael Broadway 1-20-01 forced overtime

  Damon Drake 1-11-01 overtime pay

  Local 848 12-26-00 supervisors working

  Local 848 4-3-00 supervisor direction of work

  Local 848 5-22-00 only working 1st shift

  Local 848 8-15-00 forced overtime

  Local 848 6-25-00 forklift training

  Local 848 10-3-00 union representation at termination

  Local 848 12-28-00 supervisor over supervising

  Local 848 12-18-00 supervisor working

  Local 848 12-28-00 supervisor working

  Local 848 4-28-00 work assignments

  Local 848 7-10-00 supervisor working

  Vic West 11-13-00 quality reprimand

  Teresa Owens 10-3-00 termination

  Kevin Cooper 4-12-00 quality reprimand

  Kevin Cooper 4-28-00 playing favorites

  Kevin Cooper 9-7-00 discrimination

  Shaun Garren 2-19-97 overtime

  Shaun Garren 9-20-00 overtime

  Mary Ann Graham 3-21-00 supervisor working

  Jason Fox 10-19-00 unexcused absences

  Eddie Anderson 1-9-01 quality reprimand

  Eddie Anderson 8-21-00 harassment/discrimination

  Eddie Anderson 8-11-00 harassment/discrimination

  Eddie Anderson 8-2-00

  Eddie Anderson 9-27-00 seniority/job assignment

  Eddie Anderson 8-23-00 bid position

  Eddie Anderson 4-13-00 harassment

  Mike Juenger 8-4-00 job assignment

  Jeff Allen 5-31-00 holiday pay

  Larry Esterley 8-23-00 work assignment

  Larry Esterley 8-3-00 work assignment

  Larry Esterley 8-31-00 work assignment

  Mike Sego 5-22-00 job assignment

  Jason Waterbury 8-2-00 supervisor communication

  Jason Waterbury 8-28-00 verbal abuse

  Mike Huber 7-25-00 qualification/job assignment

  Mike Huber 7-26-00 quality reprimand

  Kenny Sexton 8-22-00 qualification/job assignment

  Rick Delepierre 6-28-00 overtime

  Rick Delepierre 12-26-00 seniority/leaving early

  Elliott Presley 12-26-00 quality reprimand

  Dwane Dailey 7-10-00 harassment union official

  Dwane Dailey 12-5-99 job assignment

  Dwane Dailey 8-3-99 job assignment

  Dwane Dailey 8-8-00 supervisors working

  Charles Montgomery 2-7-00 lack of work pay

  J B Bridges 4-3-00 overtime

  Jamaal Abdul-nur 4-30-00 harassment

  Heath Vincent 4-30-00 job assignment

  Three on an employee that was discharged over 18 months ago

  Kevin Cooper 2-13-01 tardy/sent home

  Jason Key 2-28-01 termination

  Tony Kimbro 3-7-01 termination

  Shaun Garren 3-6-01 suspension for no-calls

  Local 848 3-6-01 forced overtime/seniority

  All of the grievances in the 3rd step have been discussed by the Union officers and the Company, in the 1st step and have been denied by the Company.

  Exhibit 3.19

  Known Environmental Matters

  Chesapeake Packaging Co.
    Binghamton.
      Asbestos containing material around two boiler stacks.
      Used oil, solvent and inks.
    Madison.
      State will not issue permit for sewage disposal system. Lake County General Health District inspected operation on June 20, 2000, which is good for one year.
      Given age of building, asbestos containing materials may be present.
      Used oil, solvent and inks.
    Utica.
      The premises may be affected by an inactive Hazardous Waste Disposal Site on adjoining property owned by Niagara Mohawk Power & Harbor Point, Property Registry page #6-7136-72.
      Possible asbestos containing materials in ceiling panels.
      Used oil, solvent and inks.
    Scotia.
      Given age of building, asbestos containing materials may be present.
      Used oil, inks and adhesives.
    St. Anthony.
      Given age of building, asbestos containing materials may be present.
      Used oil, adhesives and fluorescent tubes.
    Warren County.
      Used oil, solvent and inks.
    Pennsauken Landfill.
      Pennsauken Solid Waste Management Authority, et. al. v. Ward Sand Material Co., Inc., et. al., Docket No. L-13345-91 (Superior Ct. of NJ, Landon County: Law Div.).
    Louisville.
      Used oil, solvent, inks, gel starch, filter cake and fluorescent tubes.
    Buffalo.
      Used oil, solvent and inks.
    Scranton.
      Used oil, solvent and inks.
      Final closure documentation never received for underground storage tanks removed in 1991.
  Capitol Packaging Corporation.
    Used oil, solvent, batteries, inks and mercury bulbs.

Exhibit 3.20

Affiliated Transactions
  Certain officers and directors of the Seller are officers and directors of the Companies.
  Certain support services are provided to the Companies by the Seller.
  The Employee Benefit Plans, Pension Plans and Welfare Plans of Seller or the Companies provided to employees of the Companies as set forth on Exhibit 3.16.
  Employment agreements and other agreements and arrangements between Seller or the Companies on the one hand and employees, officers or directors of the Companies on the other hand as set forth on Exhibit 3.16.

Exhibit 3.21

Companies Adverse Changes

  Chesapeake Packaging Co.
    None.
  Capitol Packaging Corporation.
    None.

Exhibit 3.26

Books and Records

    The books of account, minute books and other records (not including stock record books) of Capitol Packaging Corporation for the periods prior to the acquisition of Capitol Packaging Corporation by Seller on November 20, 1998, cannot be confirmed from independent sources to be complete and correct in all material respects and do not reflect sufficient detail to verify the devising and maintaining of a system of reasonable accounting controls which meets the obligations of any issuer under Section 13(b)(2) of the Securities Exchange Act of 1934 during the periods prior to the acquisition of Capitol Packaging Corporation by Seller.

Exhibit 4.3

Buyer Required Consents

1. None.

Exhibit 5.10.

Environmental Due Diligence

Part 1 - Specifications for Performance of Phase I Investigation

The Phase I Investigation shall be performed in accordance with standards promulgated by the American Society of Testing and Materials ("ASTM") designation E 1527-00, as set forth in the document entitled "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process ("ASTM Standard").

1. Site use history

a. Aerial photograph review (if requested by the Client)

b. Records review

1) waste material generation, transportation and disposal

2) drawings and maps

3) soil reports

4) environmental permits and regulatory submissions (e.g., SARA reports, biennial hazardous waste reports, etc.)

2. Regulatory review

a. Federal NPL site list

b. Federal CERCLIS list

c. Federal RCRA CORRACTS TSD facilities list

d. Federal RCRA non-CORRACTS TSD facilities list

e. Federal RCRA generators list

f. Federal ERNS list

g. State-equivalent NPL list

h. State-equivalent CERCLIS list

i. State landfill list

j. State leaking UST list

k. State registered UST list

3. Site Reconnaissance

a. Surface drainage

b. Surface abnormalities

1) soil disturbance and soil staining

2) site disposal and surface impoundment

3) environmental stress of vegetation

d. Interview current owner and operator and their representatives with appropriate knowledge

4. Reporting

a. Summary of work performed

b. Description of areas of concern

c. Presentation of information obtained

d. Recommendations for further assessment, if necessary

Part 2 - Excluded Plant Values
Plant Site	Amount (in millions)

1. Conklin, New York	$ 30.2
2. Scranton, Pennsylvania	11.0
3. Louisville, Kentucky/St. Anthony, Indiana	20.1
4. Madison, Ohio	8.3
5. Glenville, New York	5.0
6. Warren County, North Carolina	30.3
7. Buffalo, New York	3.0
8. Utica, New York	8.4
9. Denver, Colorado	3.9

$ 120.0

Part 3 - Environmental Conditions Permitting Exclusion of Plant Sites

1. Existence of unremediated leaking underground storage tanks (as defined in 40 CFR Part 280).

2. Existence of municipal or industrial solid waste landfills, as defined under applicable state law.

3. Existence of hazardous waste management unit as defined in 40 CFR Part 260.10.

4. Plant Site is listed on the National Priorities List (40 CFR Part 300 App A).

5. Plant Site is listed on the CERCLIS list.

6. Plant Site includes areas upon which there has been a release of petroleum products or Hazardous Materials in sufficient quantities to require reporting and remediation under 40 CFR Part 300 or analogous state law.
    Plant Site is currently in violation of any Environmental Law.
    Existence of any "recognized environmental condition" as that term is defined in ASTM E 1527-00 (Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process).
    Existence of any other condition or activity relating to the environment as to which the continuation of such condition or activity would be reasonably likely (a) to result in a material risk of harm to persons, property or the environment or a material violation of Environmental Law, or (b) to have a material adverse effect on the value of the Plant Site.

Part 4 - Remediation Plans

The parties contemplate that any agreed upon Remediation Plan will provide that:

  Seller shall remediate the specified Environmental Conditions (the "Remediation Items") as soon as practical so that each such item complies with applicable Environmental Laws and state property transfer laws, as in effect on the date such compliance is achieved, in the most reasonably cost-effective manner that is practicable and that is consistent with the operations and facilities of the Companies as of the Effective Time of Closing, including, without limitation, the provision of notice to appropriate governmental agencies as required by Law (the "Remediation Work");
  All Remediation Work shall be conducted under Seller’s control and at Seller’s sole cost and expense;
  Seller shall be responsible for all Losses (including, without limitation, the payment of all fees (including expert and consulting fees), penalties or fines, and Lost Business Income) in connection with the matters that are the subject of the Remediation Work for periods prior to the completion of the applicable Remediation Work, it being understood that the cost and expense of continuing to operate in compliance with applicable Environmental Laws during and following completion of the Remediation Work shall be the responsibility of Buyer;
  All Remediation Work shall be conducted in a prompt, good and workmanlike manner and in material compliance with all Environmental Laws then in effect, it being understood that representatives of Buyer shall be entitled to be present to observe all Remediation Work and to review all relevant books and records related thereto (except those protected by the attorney-client privilege);
  Buyer shall be entitled to participate with Seller in significant meetings and negotiations with governmental authorities regarding any Remediation Items; and
  With respect to any Remediation Items as to which Remediation Work is not complete before Closing, (i) Seller will agree to use its commercially reasonable best efforts to complete such Remediation Work within six months after the Closing Date, (ii) Buyer will agree to provide Seller, and Seller’s authorized agents, with reasonable access to the applicable Plant Sites to complete such Remediation Work, and (iii) Seller will agree to indemnify and hold harmless Buyer and the Companies from any and all Losses incurred by Buyer or the Companies as a result of Seller’s undertaking and/or completing such Remediation Work after Closing.

For the purposes of this Exhibit 5.10:

    "Covered Fixed Expenses" shall mean fixed charges and expenses necessarily continuing during the Remediation Suspension period to the extent that they would have been covered by earnings and are not included in the calculation of Lost Operating Income, such as lease payments on the facilities and equipment at the Plant Site affected by the Remediation Suspension;
    "Lost Business Income" shall mean the actual loss of the Companies consisting of the aggregate of (1) Lost Operating Income, (2) Covered Fixed Expenses, and (3) Mitigation Expenses, sustained due to a Remediation Suspension; provided, however, that Buyer uses its reasonable best efforts to, or cause the Companies to, mitigate the amount of Lost Business Income incurred by, among other things, (W) minimizing the degree to which operations (or a portion thereof) must be suspended, (X) minimizing the duration of such suspensions, (Y) utilizing excess capacity at the Companies’ and Buyer’s other manufacturing facilities to fulfill work orders ordinarily processed through the suspended operations, and (Z) fulfilling work orders ordinarily processed through the suspended operations with market purchases;
    "Lost Operating Income" shall mean the reduction in the gross profit of the Companies that would have been earned or incurred during the Remediation Suspension period, but for the Remediation Suspension. The reduction in gross profit of the Companies shall be calculated by multiplying the Companies’ historical rate of gross profit for the operations (or portion thereof) involved in the Remediation Suspension (determined in accordance with GAAP in a manner consistent with the Companies’ past practice) reported per workday for the three months immediately preceding the Remediation Suspension by the number of days in the Remediation Suspension period, less any amount saved during the Remediation Suspension period as a consequence of the Remediation Suspension. Lost Operating Income does not include any incidental and consequential Losses or damages not directly resulting from the Remediation Suspension or incurred after the Remediation Suspension terminates, such as the loss of sales volume or customers at other Plant Sites not subject to the Remediation Suspension or sales volume or customers that do not return after the Remediation Suspension is terminated;
    "Mitigation Expenses" shall mean those costs and expenses incurred by Buyer or the Companies to mitigate the amount of Lost Business Income incurred due to a Remediation Suspension; and
    "Remediation Suspension" shall mean the necessary suspension of the operations (or a portion thereof) of a Plant Site which is (A) required in order to conduct Remediation Work or (B) required by Law until certain Remediation Work is completed. The suspension of operations must be caused solely by the need to conduct Remediation Work and not any other reason.

Exhibit 8.3(a)

Binghamton Plan Benefit - Actuarial Assumptions and Methods

The amounts to be determined under Section 8.3 shall be based on the employee’s Credited Service, and benefit multiplier as applicable as of the date of the Effective Time of Closing. The present value determination shall be based on the following:

1. Method for Accumulated Benefit Obligation

Unit Credit Actuarial Method

2. Interest Rate

7.75%

3. Mortality

a. Male Participants: 1983 Group Annuity Table for males

b. Female Participants: 1983 Group Annuity Table for females

c. Disabled Participants: Initial PBGC Table for Social Security recipients

4. Disability

1975 Social Security Disability

Rates - Sample Rates

Number of Withdrawals

Per 100 Participants

Age Males Females

25 0.152 0.070

30 0.186 0.126

35 0.253 0.221

40 0.371 0.339

45 0.556 0.493

50 0.887 0.768

55 1.503 1.265

60 2.507 1.888

5. Termination of Employment

1st year - 20%

2nd year - 15%

3rd year - 10%

4th year & over - Two times the Sarason T-3 Table

Sarason T-3 Table - Sample Rates

Age Rate Age Rate

25 .0527 45 .0321

30 .0483 50 .0152

35 .0447 55 .0033

40 .0384 60 .0000

6. Retirement Age

Later of Normal Retirement Age and current age

7. Pre-Retirement Death Benefit

80% of participants married, and husband three years older than wives.

Benefit amounts as of the date of the Effective Time of Closing will be determined on the following basis:

-- Credited Service: as defined in the applicable plan

-- Benefit Multiplier: as defined in the applicable plan

Exhibit 8.3(b)

Hourly Plan Spinoff Amount - Actuarial Assumptions and Methods

The Spinoff Amount to be determined under Section 8.3 shall be based on the employee’s Credited Service as of the date of the Effective Time of Closing. The present value determination shall be based on the following:

1. Method for 414(l) transfer

Unit Credit Actuarial Method

2. Interest Rate

6.40% for the first 20 years after the valuation date

6.25% thereafter

3. Mortality

a. Male Participants: 1983 Group Annuity Mortality Table for males

b. Female Participants: 1983 Group Annuity Mortality Table for females

4. Disability

None

5. Withdrawals

None

6. Salary Increases

None

7. Covered Compensation

Covered Compensation is based on the law as amended to the first day of the plan year containing the Effective Time of Closing.

8. Retirement Age

Retirement is assumed to occur according to the PBGC expected retirement age tables in effect for plans with valuation dates at the spinoff date.

Benefit amounts as of the date of the Effective Time of Closing will be determined on the following basis:

-- Benefit Multiplier: as defined in the Hourly Plan

-- Credited Service: as defined in the Hourly Plan

Exhibit 8.3(c)

Louisville Plan Benefit - Actuarial Assumptions and Methods

The amounts to be determined under Section 8.3 shall be based on the employee’s Credited Service, and benefit multiplier as applicable as of the date of the Effective Time of Closing. The present value determination shall be based on the following:

1. Method for Accumulated Benefit Obligation

Unit Credit Actuarial Method

2. Interest Rate

7.75%

3. Mortality

a. Male Participants: 1983 Group Annuity Table for males

b. Female Participants: 1983 Group Annuity Table for females

c. Disabled Participants: Initial PBGC Table for Social Security recipients

4. Disability

1975 Social Security Disability

Rates - Sample Rates

Number of Withdrawals

Per 100 Participants

Age Males Females

25 0.152 0.070

30 0.186 0.126

35 0.253 0.221

40 0.371 0.339

45 0.556 0.493

50 0.887 0.768

55 1.503 1.265

60 2.507 1.888

5. Termination of Employment

1st year - 20%

2nd year - 15%

3rd year - 10%

4th year & over - Two times the Sarason T-3 Table

Sarason T-3 Table - Sample Rates

Age Rate Age Rate

25 .0527 45 .0321

30 .0483 50 .0152

35 .0447 55 .0033

40 .0384 60 .0000

6. Retirement Age

Later of Normal Retirement Age and current age

7. Pre-Retirement Death Benefit

80% of participants married, and husband three years older than wives.

Benefit amounts as of the date of the Effective Time of Closing will be determined on the following basis:

-- Credited Service: as defined in the applicable plan

-- Benefit Multiplier: as defined in the applicable plan

Exhibit 8.3(d)

Salaried Plan Spinoff Amount - Actuarial Assumptions and Methods

The Spinoff Amount to be determined under Section 8.3 shall be based on the employee’s Credited Service as of the date of the Effective Time of Closing. The present value determination shall be based on the following:

1. Method for 414(l) transfer

Unit Credit Actuarial Method

2. Interest Rate

6.40% for the first 20 years after the valuation date

6.25% thereafter

3. Mortality

a. Male Participants: 1983 Group Annuity Mortality Table for males

b. Female Participants: 1983 Group Annuity Mortality Table for females

4. Disability

None

5. Withdrawals

None

6. Salary Increases

None

7. Covered Compensation

Covered Compensation is based on the law as amended to the first day of the plan year containing the Effective Time of Closing.

8. Retirement Age

Retirement is assumed to occur according to the PBGC expected retirement age tables in effect for plans with valuation dates at the spinoff date.

Benefit amounts as of the date of the Effective Time of Closing will be determined on the following basis:

-- Final Average Compensation: as defined in the Salaried Plan

-- Covered Compensation: as defined in the Salaried Plan

-- Credited Service: as defined in the Salaried Plan